                                                                       Exhibit B






                                MERGER AGREEMENT

                           dated as of July 16, 2001

                            as amended and restated

                                  by and among

                               COREL CORPORATION

                          CALGARY I ACQUISITION CORP.

                                     -and-

                                MICROGRAFX, INC.

                               TABLE OF CONTENTS

                         ARTICLE I--THE MERGER
 1.01 The Merger......................................................    1
 1.02 Closing.........................................................    1
 1.03 Effective Time..................................................    2
 1.04 Certificate of Incorporation and Bylaws of the Surviving
      Corporation.....................................................    2
 1.05 Directors and Officers of the Surviving Corporation.............    2
 1.06 Effects of the Merger...........................................    2
 1.07 Further Assurances..............................................    2
                    ARTICLE II--CONVERSION OF SHARES
 2.01 Conversion of Capital Stock.....................................    2
 2.02 Exchange of Certificates........................................    5
       ARTICLE III--REPRESENTATIONS AND WARRANTIES OF MICROGRAFX
 3.01 Organization and Qualification..................................    7
 3.02 Capital Stock...................................................    8
 3.03 Authority Relative to this Agreement............................    9
 3.04 Non-Contravention; Approvals and Consents.......................    9
 3.05 Reports and Financial Statements................................   10
 3.06 Absence of Certain Changes or Events............................   11
 3.07 Absence of Undisclosed Liabilities..............................   11
 3.08 Legal Proceedings...............................................   11
 3.09 Information Supplied............................................   11
 3.10 Compliance with Laws and Orders.................................   11
 3.11 Compliance with Agreements; Certain Agreements..................   12
 3.12 Taxes...........................................................   12
 3.13 Employee Benefit Plans; ERISA...................................   13
 3.14 Labor Matters...................................................   14
 3.15 Environmental Matters...........................................   14
 3.16 Intellectual Property Rights....................................   15
 3.17 Micrografx Owned and Leased Properties..........................   17
 3.18 Title to Properties.............................................   17
 3.19 Insurance.......................................................   17
 3.20 Vote Required...................................................   17
 3.21 Opinion of Financial Advisor....................................   17
 3.22 Ownership of Corel Common Stock.................................   17
 3.23 Takeover Laws...................................................   18
      ARTICLE IV--REPRESENTATIONS AND WARRANTIES OF COREL AND SUB
 4.01 Organization and Qualification..................................   18
 4.02 Capital Stock...................................................   18
 4.03 Authority Relative to this Agreement............................   19
 4.04 Non-Contravention; Approvals and Consents.......................   19
 4.05 Reports and Financial Statements................................   21
 4.06 Absence of Certain Changes or Events............................   21
 4.07 Absence of Undisclosed Liabilities..............................   21
 4.08 Legal Proceedings...............................................   22
 4.09 Information Supplied............................................   22
 4.10 Compliance with Laws and Orders.................................   22
 4.11 Sub.............................................................   23

 4.12 Ownership of Micrografx Common Stock............................    23
 4.13 Reporting Issuer................................................    23
 4.14 Issuance of Capital Stock.......................................    23
 4.15 Taxes...........................................................    23
                          ARTICLE V--COVENANTS
 5.01 Covenants of Micrografx.........................................    23
 5.02 No Solicitations................................................    25
 5.03 Covenants of Corel..............................................    26
 5.04 Third Party Standstill Agreements...............................    26
 5.05 Purchases of Capital Stock of the Other Party...................    27
 5.06 Advice of Changes...............................................    27
 5.07 Notice and Cure.................................................    27
 5.08 Fulfillment of Conditions.......................................    27
                   ARTICLE VI--ADDITIONAL AGREEMENTS
 6.01 Access to Information; Confidentiality..........................    27
 6.02 Preparation of Registration Statement and Proxy Statement.......    28
 6.03 Approval of Shareholders of Micrografx..........................    28
 6.04 Micrografx Affiliates...........................................    29
 6.05 Stock Exchange Listing..........................................    29
 6.06 Certain Tax Matters.............................................    29
 6.07 Regulatory and Other Approvals..................................    29
 6.08 Micrografx Director.............................................    29
 6.09 Expenses........................................................    29
 6.10 Brokers or Finders..............................................    30
 6.11 Takeover Statutes...............................................    30
 6.12 Conveyance Taxes................................................    30
 6.13 Micrografx 401(k) Plan..........................................    30
 6.14 Consents........................................................    30
 6.15 Indemnification and Insurance...................................    30
 6.16 Intergraph Debenture............................................    31
 6.17 Bridge Loan.....................................................    31
                        ARTICLE VII--CONDITIONS
 7.01 Conditions to Each Party's Obligation to Effect the Merger......    31
 7.02 Conditions to Obligation of Corel and Sub to Effect the Merger..    32
 7.03 Conditions to Obligation of Micrografx to Effect the Merger.....    33
            ARTICLE VIII--TERMINATION, AMENDMENT AND WAIVER
 8.01 Termination.....................................................    34
 8.02 Effect of Termination...........................................    35
 8.03 Amendment.......................................................    36
 8.04 Waiver..........................................................    36
                     ARTICLE IX--GENERAL PROVISIONS
 9.01 Non-Survival of Representations, Warranties, Covenants and
      Agreements......................................................    36
 9.02 Notices.........................................................    36
 9.03 Entire Agreement; Incorporation of Exhibits.....................    37
 9.04 Public Announcements............................................    37
 9.05 No Third Party Beneficiaries....................................    38

 9.06 No Assignment; Binding Effect.....................................   38
 9.07 Headings..........................................................   38
 9.08 Interpretation....................................................   38
 9.09 Invalid Provisions................................................   38
 9.10 Governing Law.....................................................   39
 9.11 Enforcement of Agreement..........................................   39
 9.12 Jurisdiction......................................................   39
 9.13 Service of Process................................................   39
 9.14 Waiver of Trial by Jury...........................................   39
 9.15 Remedies Cumulative...............................................   40
 9.16 Obligation of Corel and Micrografx................................   40
 9.17 Limitations on Warranties.........................................   40
 9.18 Certain Definitions...............................................   40
 9.19 Counterparts......................................................   41
 9.20 Disclosure Letters................................................   41
 9.21 Execution.........................................................   41
 9.22 Personal Liability................................................   41
 9.23 Currency..........................................................   41
 9.24 Date for Any Action...............................................   41

EXHIBITS

 A   Voting and Proxy Agreement
 B   Participation Rights Agreement
 C   Affiliate Agreement

                           GLOSSARY OF DEFINED TERMS

   The following terms, when used in this Agreement, have the meanings ascribed to them in the corresponding Sections of this Agreement listed below:

      "affiliate"                                    -- Section 9.18(a)

      "Affiliate Agreement"                          -- Section 6.04

      "Aggregate Redemption Fund"                    -- Section 2.01(c)(i)

      "this Agreement"                               -- Preamble

      "Alternative Proposal"                         -- Section 5.02

      "Antitrust Division"                           -- Section 6.07

      "beneficially"                                 -- Section 9.18(b)

      "business day"                                 -- Section 9.18(c)

      "Canadian GAAP"                                -- Section 4.05

      "Cash Alternative"                             -- Section 2.01(c)(ii)

      "Cash Fund"                                    -- Section 7.03(g)

      "CERCLA"                                       -- Section 3.15(b)

      "Certificate of Merger"                        -- Section 1.03

      "Certificates"                                 -- Section 2.02(b)

      "Closing"                                      -- Section 1.02

      "Closing Date"                                 -- Section 1.02

      "Code"                                         -- Preamble

      "Confidentiality Agreement"                    -- Section 6.01

      "Confidential Information"                     -- Section 6.01

      "Constituent Corporations"                     -- Section 1.01

      "Contracts"                                    -- Section 3.04(a)

      "control," controlling," "controlled by" and   -- Section 9.18(a)
      "under common control with"

      "Conversion Number"                            -- Section 2.01(c)(i)

      "Corel"                                        -- Preamble

      "Corel Closing Share Price"                    -- Section 2.01(c)(ii)

      "Corel Common Stock"                           -- Section 4.02(a)

      "Corel's Counsel"                              -- Section 7.02(c)

      "Corel Disclosure Letter"                      -- Section 4.01

      "Corel Financial Statements"                   -- Section 4.05

      "Corel Permits"                                -- Section 4.10

      "Corel PR"                                     -- Section 2.01(c)(i)

      "Corel Reports"                          -- Section 4.05

      "Corel Rights Agreement"                 -- Section 4.02(a)

      "Corel Stock Option Plan"                -- Section 4.02(a)

      "Corel Stock Option Plan 2000"           -- Section 4.02(a)

      "Developers"                             -- Section 3.16(b)

      "Dissenting Shareholder"                 -- Section 2.01(j)

      "DL"                                     -- Section 1.01

      "Effective Time"                         -- Section 1.03

      "Environmental Law"                      -- Section 3.15(e)(i)

      "Environmental Permits"                  -- Section 3.15(a)

      "ERISA"                                  -- Section 3.13(b)(i)

      "Exchange Act"                           -- Section 3.04(b)

      "Exchange Agent"                         -- Section 2.02(a)

      "FTC"                                    -- Section 6.07

      "Governmental or Regulatory Authority"   -- Section 3.04(a)

      "group"                                  -- Section 9.18(f)

      "Hazardous Material"                     -- Section 3.15(e)(ii)

      "HSR Act"                                -- Section 3.04(b)

      "Indemnified Liabilities"                -- Section 6.10(a)

      "Indemnified Parties"                    -- Section 6.10(a)

      "Indemnifying Party"                     -- Section 6.10(a)

      "Intellectual Property Rights"           -- Section 3.16

      "laws"                                   -- Section 3.04(a)

      "Lien"                                   -- Section 3.02(b)

      "material adverse effect"                -- Section 9.18(e)

      "Merger"                                 -- Preamble

      "Micrografx"                             -- Preamble

      "Micrografx Affiliates"                  -- Section 6.04

      "Micrografx Annual Revenues"             -- Section 2.01(c)(i)

      "Micrografx Common Stock"                -- Section 2.01(b)

      "Micrografx's Counsel"                   -- Section 7.03(d)

      "Micrografx Director"                    -- Section 6.11

      "Micrografx Disclosure Letter"           -- Section 3.01

      "Micrografx Employee Benefit Plan"       -- Section 3.13(b)(i)

      "Micrografx ESOP"                        -- Section 2.01(e)

      "Micrografx ESPP"                      -- Section 2.01(f)

      "Micrografx Financial Statements"      -- Section 3.05

      "Micrografx Leases"                    -- Section 3.17

      "Micrografx Leased Properties"         -- Section 3.17

      "Micrografx License Agreements"        -- Section 3.16(b)

      "Micrografx Permits"                   -- Section 3.10

      "Micrografx Preferred Stock            -- Section 2.01(b)

      "Micrografx Reports"                   -- Section 3.05

      "Micrografx Series A Stock"            -- Section 2.01(d)

      "Micrografx Shareholders' Approval"    -- Section 6.03(b)

      "Micrografx Shareholders' Meeting"     -- Section 6.03(a)

      "Nasdaq"                               -- Section 2.02(e)

      "Options"                              -- Section 3.02(a)

      "orders"                               -- Section 3.04(a)

      "Participation Rights Agreement"       -- Section 2.01(c)(i)

      "person"                               -- Section 9.18(f)

      "Plan"                                 -- Section 3.13(b)(ii)

      "Principal Party"                      -- Section 5.05

      "Proxy Statement"                      -- Section 3.09

      "Registration Statement"               -- Section 4.09

      "Representatives"                      -- Section 9.18(g)

      "Restraint"                            -- Section 7.01(e)

      "SEC"                                  -- Section 3.04(b)

      "Secretary of State"                   -- Section 1.03

      "Securities Act"                       -- Section 3.04(b)

      "Significant Subsidiary"               -- Section 9.18(h)

      "Software"                             -- Section 3.16(b)

      "Specified Amount"                     -- Section 8.02(b)

      "Sub"                                  -- Preamble

      "Sub Common Stock"                     -- Section 2.01(a)

      "Subsidiary"                           -- Section 9.18(i)

      "Superior Proposal"                    -- Section 8.01(c)

      "Surviving Corporation"                -- Section 1.01

      "Surviving Corporation Common Stock"   -- Section 2.01(a)

      "Takeover Laws"                -- Section 3.23

      "taxes"                        -- Section 3.12(c)

      "Texas Secretary of State"     -- Section 1.03

      "TL"                           -- Section 1.01

      "Trustee"                      -- Section 7.03(g)

      "TSE"                          -- Section 2.01(e)

      "U.S. GAAP"                    -- Section 3.05

      "Voting and Proxy Agreement"   -- Preamble

   This MERGER AGREEMENT dated as of July 16, 2001 (the "Agreement") is made and entered into by and among Corel Corporation, a corporation continued under the laws of Canada ("Corel"), Calgary I Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Corel ("Sub"), and Micrografx, Inc., a Texas corporation ("Micrografx").

   WHEREAS, the Boards of Directors of Corel, Sub and Micrografx have each previously determined that it is advisable and in the best interests of their respective shareholders to consummate, and have approved, the merger transaction provided for herein in which Micrografx would merge with Sub (the "Merger");

   WHEREAS, the respective Boards of Directors of Corel and Micrografx have determined that the Merger is in furtherance of and consistent with their respective long-term business strategies and is advisable, fair to and in the best interests of their respective shareholders, and this Agreement and the Merger have been approved and adopted by the sole shareholder of Sub;

   WHEREAS, unless the Cash Alternative is elected by Corel, the parties intend that for U.S. federal income tax purposes, the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code") and that this Agreement shall constitute a "plan of reorganization" for the purposes of Section 368 of the Code;

   WHEREAS certain holders of shares of Micrografx Common Stock and shares of Micrografx Preferred Stock have entered into Voting and Proxy Agreements in the form of Exhibit A hereto ("Voting and Proxy Agreement"); and

   WHEREAS, Corel, Sub and Micrografx desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe various conditions to the Merger;

   NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

                                   ARTICLE I

                                   The Merger

   1.01 The Merger. Upon the terms and subject to the conditions of this Agreement, at the Effective Time (as defined in Section 1.03), Micrografx shall be merged with and into Sub in accordance with the General Corporation Law of the State of Delaware, as amended (the "DL") and the Business Corporations Act of the State of Texas, as amended (the "TL"). At the Effective Time, subject to
Section 2.01(c)(ii), the separate existence of Micrografx shall cease and Sub shall continue as the surviving corporation in the Merger (the "Surviving Corporation"). Sub and Micrografx are sometimes referred to herein as the "Constituent Corporations". As a result of the Merger, the outstanding shares of capital stock of the Constituent Corporations shall be converted or cancelled in the manner provided in Article II.

   1.02 Closing. Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to Section 8.01, and subject to the satisfaction or waiver (where applicable) of the conditions set forth in Article VII, the closing of the Merger (the "Closing") will take place at the offices of McCarthy Tetrault located at The Chambers, 40 Elgin Street, Suite 1400, Ottawa, Ontario, K1P 5K6, at 10:00 a.m., local time, on the second business day following satisfaction of the condition set forth in
Section 7.0l(a) unless another date, time or place is agreed to in writing by the parties hereto (the "Closing Date"). At the Closing there shall be delivered to Corel, Sub and Micrografx the certificates and other documents and instruments required to be delivered under Article VII.

   1.03 Effective Time. At the Closing, a certificate of merger (the "Certificate of Merger") shall be duly prepared and executed by the Surviving Corporation and thereafter delivered to the Secretary of State of Delaware (the "Secretary of State") for filing, as provided in Section 251 of the DL, and articles of merger ("Articles of Merger") shall be duly prepared and executed by the Surviving Corporation and thereafter delivered to the Secretary of State of Texas ("Texas Secretary of State") for filing, as provided in Article 5.04 of the TL, as soon as practicable on the Closing Date. The Merger shall become effective at the time of the filing of the Certificate of Merger with the Secretary of State and the issuance of the Certificate of Merger by the Texas Secretary of State (the date and time of such filing and issuance being referred to herein as the "Effective Time").

   1.04 Certificate of Incorporation and Bylaws of the Surviving
Corporation. At the Effective Time, (i) the Certificate of Incorporation of the Surviving Corporation shall be amended to read in its entirety (except for the corporate name) as set forth in the Certificate of Incorporation of Sub as in effect immediately prior to the Effective Time until thereafter amended as provided by law and such Certificate of Incorporation, and (ii) the Bylaws of Sub as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation until thereafter amended as provided by law, the Certificate of Incorporation of the Surviving Corporation and such Bylaws.

   1.05 Directors and Officers of the Surviving Corporation.

     (a) The directors of Sub immediately prior to the Effective Time shall, from and after the Effective Time, be the directors of the Surviving Corporation until their successors shall have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Certificate of Incorporation and Bylaws.

     (b) The officers of Sub immediately prior to the Effective Time shall, from and after the Effective Time, be the officers of the Surviving Corporation until their successors shall have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Certificate of Incorporation and Bylaws.

   1.06 Effects of the Merger. Subject to the foregoing, the effects of the Merger shall be as provided in the applicable provisions of the DL and TL including, without limitation, Section 259 and Article 5.06, respectively, thereof.

   1.07 Further Assurances. Each party hereto will, either before or after the Effective Time, execute such further documents, instruments, deeds, bills of sale, assignments and assurances and take such further actions as may reasonably be requested by one or more of the others to consummate the Merger, to vest the Surviving Corporation with full title to all assets, properties, privileges, rights, approvals, immunities and franchises of either of the Constituent Corporations or to effect the other purposes of this Agreement.

                                   ARTICLE II

                              Conversion of Shares

   2.01 Conversion of Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of the capital stock of either Micrografx or Sub, each of the following shall occur:

     (a) Capital Stock of Sub. Each issued and outstanding share of the common stock, par value $.01 per share, of Sub ("Sub Common Stock") shall be converted into and become one fully paid and nonassessable share of common stock, par value $.01 per share, of the Surviving Corporation ("Surviving Corporation Common Stock"). Each certificate representing outstanding shares of Sub Common Stock shall at the Effective Time represent an equal number of outstanding shares of Surviving Corporation Common Stock.

     (b) Cancellation of Treasury Stock and Stock Owned by Corel and Subsidiaries. All shares of common stock, par value $.01 per share, of Micrografx ("Micrografx Common Stock") and preferred stock, par value $.01 per share, of Micrografx ("Micrografx Preferred Stock"), that are owned by Micrografx as treasury stock or owned by Corel, Sub or any other Subsidiary (as defined in Section 9.18) of Corel (other than shares of Surviving Corporation Common Stock) shall be cancelled and retired and shall cease to exist and no stock of Corel or other consideration shall be delivered in exchange therefor.

     (c) Exchange Ratio for Micrografx Common Stock.

       (i) Subject to Section 2.01(c)(ii), each issued and outstanding share of Micrografx Common Stock (other than shares to be cancelled in accordance with Section 2.01(b) and other than Micrografx Common Stock held by Persons who exercise their dissent rights in accordance with Articles 5.11 and 5.12 of TL) shall be converted into the right to receive (i) a fraction of a validly issued, fully paid and nonassessable common share of Corel ("Corel Common Stock") resulting from the multiplication of one share of Corel Common Stock by the Conversion Ratio (as defined below) and (ii) one Corel participation right ("Corel PR") in the form set forth in Sections 3.02 and 3.03 of the Participation Rights Agreement, substantially in the form of which is annexed as Exhibit B hereto.

       "Conversion Ratio" shall be determined immediately prior to the Effective Time and shall be the Micrografx Times Revenue Share Price (as defined below) divided by the volume weighted average trading price of Corel Common Stock on Nasdaq (or if the Corel Common Stock is not then traded on Nasdaq any other principal exchange on which the shares of Corel Common Stock are then listed) during the ten consecutive trading day period that ends on the second business day prior to the Effective Time (the "Corel Closing Share Price").

         (A) the "Micrografx Times Revenue Share Price" means the price per share resulting upon dividing (x) 50% of the Micrografx Annual Revenues by (y) the sum of the number of shares of issued and outstanding Micrografx Common Stock and the number of shares of Micrografx Common Stock into which the issued and outstanding Micrografx Series A Stock is convertible immediately prior to the Effective Time; and

         (B) "Micrografx Annual Revenues" means 103% of the annual audited revenues of Micrografx for the 12 months ended June 30, 2001, plus
      (x) 50% of the reduction without payment or other consideration to the holder thereof in the principal amount of the indebtedness represented by the Subordinated Convertible Debentures dated April 16, 1999 issued by the Corporation to Intergraph Corporation (the "Intergraph Debentures"), (y) 50% of any reductions after the date hereof in the principal amount of trade payable indebtedness owed by Micrografx that is outstanding on the date of this Agreement, which reductions are effected through the negotiation of discounts, without other consideration to the creditor, to the principal balance of such trade payables that are otherwise outstanding, and
      (z) the proceeds received by Micrografx after the date hereof and prior to the Effective Time from the exercise of any options or warrants to purchase shares of its capital stock; provided, that in no event shall the amount of Micrografx Annual Revenues exceed $34 million.

       (ii) If the Corel Closing Share Price is less than $2.90 unless due to a stock dividend, split or other share reclassification event, Corel shall have the right (the "Cash Alternative"), in lieu of the exchange provided for in Sections 2.01(c)(i) and 2.01(d), to require that each issued and outstanding share of Micrografx Common Stock and each issued and outstanding share of Micrografx Series A Stock (to the same extent as if the Micrografx Series A Stock had first been converted into shares of Micrografx Common Stock), as described in Section 2.01(c)(i) shall be converted into the right to receive solely cash equal to 200% of the Micrografx Times Revenue Share Price provided, that for the purposes of this Section 2.01(c)(ii), the Micrografx Times Revenue Share Price shall be calculated by substituting in the definition of "Micrografx Annual Revenue" "100%" in place of "103%" where the same appears. In the event Corel elects to exercise such right, and notwithstanding any other provision hereof, the parties agree that Sub shall merge with and into Micrografx and the Surviving Corporation shall be Micrografx (and the provisions of Sections 1.01, 1.03 and 1.04 shall be read accordingly), and the parties further agree that the Merger will be treated as a taxable stock transfer for United States tax purposes.

       (iii) All shares of Micrografx Common Stock converted in accordance with paragraph (i) or (ii) of this Section 2.01(c) shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the shares of Corel Common Stock and the Corel PRs, or cash, to be issued in consideration therefor (determined in accordance with Section 2.02(c)(i)), upon the surrender of such certificate in accordance with Section 2.02, without interest.

     (d) Conversion of Micrografx Preferred Stock. Each issued and outstanding share of Micrografx's Series A Convertible Preferred Stock ("Micrografx Series A Stock") shall be converted into the right to receive such number of validly issued, fully paid and nonassessable shares of Corel Common Stock and Corel PRs to the same extent as if the Micrografx Series A Stock had first been converted into Micrografx Common Stock.

     (e) Stock Option Plans.

       (i) Not less than ten days prior to the Effective Time, each participant holding stock options under the Micrografx 1995 Incentive and Non-Statutory Stock Option Plan and the Micrografx 1995 Director Stock Option Plan (together, the "Micrografx ESOP") shall be given written notice by Micrografx that all outstanding stock options under the Micrografx ESOP must be exercised, and may, at the discretion of the holder, be exercised on a cashless basis such that the number of shares of Micrografx Common Stock that may be issued shall be that number of shares of Micrografx Common Stock that is net of that number of shares which is equal to the quotient obtained by dividing (A) the product of the total number of shares issuable and the respective exercise prices by (B) the greater of $1.65 and the closing price of Micrografx Common Stock on the Over-the-Counter Bulletin Board on the date of exercise, to the extent vested (including those which would vest upon the Effective Time), no later than two business days prior to the Effective Time. To the extent that such options are not exercised, all outstanding but unexercised options under the Micrografx ESOP will terminate at the Effective Time, and become null and void.

       (ii) Each participant holding unvested options, including unvested options which would not vest upon the Effective Time, with an exercise price less than $1.65 per share shall be paid by Corel, at the Effective Time, cash equal to the difference between $1.65 per share and such exercise price (the "Option Cash").

     (f) Stock Purchase Plans. Micrografx shall provide written notice not later than 30 days prior to the second business day prior to the Effective Time to all participants in the Micrografx Employee Stock Purchase Plan (the "Micrografx ESPP") that all outstanding options under the Micrografx ESPP to the extent exercisable (including those which would be exercisable upon the Effective Time), may be exercised for a period of not less than thirty (30) days from the date of such notice. At the end of such 30-day period, all outstanding options under the Micrografx ESPP will terminate. Furthermore, no further Offering Periods shall be implemented absent the prior approval of Corel until after this Agreement has been terminated in accordance with Section 8.01.

     (g) Warrants. At the Effective Time, Corel shall assume all of Micrografx's obligations under all outstanding warrants. Holders of outstanding warrants shall be entitled to receive, upon exercise of such warrants, the same number of shares of Corel Common Stock and Corel PRs as such holders would have received in shares of Micrografx Common Stock had they exercised the warrants prior to the Effective Time. The exercise prices for such warrants shall be adjusted consistent with the appropriate conversion ratios.

     (h) Convertible Promissory Notes. Immediately prior to the Effective Date, all outstanding convertible promissory notes issued by Micrografx shall be converted into Micrografx Common Stock pursuant to the terms and conditions of such convertible promissory notes.

     (i) Consideration for Corel Common Stock and Corel PRs. Effective as of the Effective Time, the Surviving Corporation shall in consideration for Corel's issuance of Corel Common Stock and Corel PRs in accordance with
  Section 2.01(d), issue such shares of the Surviving Corporation to Corel as Corel and Sub may agree.

     (j) Shares of Dissenting Shareholders. Notwithstanding anything in this Agreement to the contrary but only to the extent required by the TL, shares of Micrografx Common Stock that are issued and outstanding immediately prior to the Effective Time and held by a person (a "Dissenting Shareholder") who shall not have voted to approve and adopt this Agreement or consented thereto in writing and who shall have complied with all of the provisions of the TL to dissent from the Merger and to demand appraisal for such shares in accordance with Article 5.12 of the TL (the "Dissenting Shares") shall not be converted as described in Section 2.01(c), unless such holder fails to perfect or withdraws or otherwise loses his right to appraisal, but shall instead become the right to receive such consideration as may be determined to be due such Dissenting Shareholder pursuant to the TL. If, after the Effective Time, such Dissenting Shareholder fails to perfect or withdraws or otherwise loses his right to appraisal, such Dissenting Shareholder's shares of Micrografx Common Stock shall no longer be considered Dissenting Shares for purposes of this Agreement and shall thereupon be deemed to have been converted into and to have become exchangeable for, at the Effective Time, Shares of Corel Common Stock and Corel PRs. Micrografx shall give Corel prompt notice of any demands received by Micrografx for appraisal of shares of Micrografx Common Stock, and Corel shall have the right to participate in all negotiations and proceedings with respect to such demands. Micrografx shall not, except with prior written consent of Corel, make any payment with respect to, or settle or offer to settle, any such demands.

   2.02 Exchange of Certificates.

     (a) Exchange Agent. As of the Effective Time, Corel shall enter into an agreement (the terms of which shall be reasonably satisfactory to Micrografx) with such bank or trust company as may be designated by Corel (the "Exchange Agent"), which shall provide that Corel shall deposit with the Exchange Agent as of the Effective Time, for the benefit of the holders of shares of Micrografx Common Stock and Micrografx Preferred Stock, for exchange in accordance with this Article II, through the Exchange Agent, either (A) if the Cash Alternative is elected by Corel, the full cash amount provided in Section 2.01(c)(ii), or (B) if the Cash Alternative is not elected, (i) certificates representing the number of duly authorized whole shares of Corel Common Stock issuable in connection with the Merger, and (ii) certificates representing the number of duly authorized Corel PRs issuable in connection with the Merger, to be held for the benefit of and distributed to such holders in accordance with this Section (such shares of Corel Common Stock and such Corel PRs, being referred to herein as the "Exchange Fund").

     (b) Exchange Procedures. As soon as reasonably practicable after the Effective Time and in any event within ten business days after the Effective Time, Corel shall cause the Exchange Agent to mail to each holder of record of the Certificate(s) (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as the Surviving Corporation may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for cash or for certificates representing whole shares of Corel Common Stock or whole Corel PRs. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal duly executed and completed in accordance with its terms, the holder of such Certificate shall be entitled to receive in exchange therefor, if the Cash Alternative is elected then cash, and otherwise a certificate representing that number of whole shares of Corel Common Stock and such number of Corel PRs, which such holder has the right to receive pursuant to the provisions of this
  Article II, and the Certificate so surrendered shall forthwith be cancelled. In no event shall the holder of any Certificate be entitled to receive any fractional shares or interest on any funds to be received in the Merger. In the event of a transfer of ownership of Micrografx Common Stock or Micrografx Preferred Stock which is not registered in the transfer records of Micrografx, if the Cash Alternative is elected then cash, and otherwise a certificate representing that number of whole shares of Corel Common and a certificate representing that number of Corel PRs may be issued to a transferee if the Certificate representing such Micrografx Common Stock or Micrografx Preferred Stock is presented to the Exchange Agent accompanied by all documents required to evidence and effect such transfer and the person requesting such issuance shall pay any transfer or other taxes required by reason of the issuance or delivery of shares of Corel Common Stock or Corel PRs to a person other than the registered holder of such Certificate or establish to the reasonable satisfaction of Corel that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 2.02(b), except as limited by paragraph (c) below, each Certificate shall be deemed at any time after the Effective Time to represent, if the Cash Alternative is elected then cash, and otherwise ownership of the number of shares of Corel Common Stock (and any rights derivative thereof) and Corel PRs into which the number of shares of Micrografx Common Stock or Micrografx Preferred Stock shown thereon have been converted as contemplated by this
  Article II. Notwithstanding the foregoing, Certificates representing Micrografx Common Stock or Micrografx Preferred Stock surrendered for exchange by any person constituting an "affiliate" of Micrografx for purposes of Section 6.04 shall not be exchanged until Corel has received an Affiliate Agreement (as defined in Section 6.04) executed by such person as provided in Section 6.04.

     (c) Distributions with Respect to Unexchanged Shares. No dividends or other distributions declared or made after the Effective Time with respect to Corel Common Stock with a record date on or after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Micrografx Common Stock or Micrografx Preferred Stock represented thereby until the holder of record of such Certificate shall surrender such Certificate in accordance with this Section. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Corel Common Stock or Corel PRs issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of dividends or other distributions, if any, with a record date on or after the Effective Time which theretofore became payable, but which were not paid by reason of the immediately preceding sentence, with respect to such whole shares of Corel Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date on or after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of Corel Common Stock or Corel PRs.

     (d) No Further Ownership Rights in Micrografx Common Stock or Micrografx Preferred Stock. All cash paid or, as the case may be, shares of Corel Common Stock and all Corel PRs issued upon the surrender for exchange of Certificates in accordance with the terms hereof (including any cash paid pursuant to Section 2.02(e)) shall be deemed to have been issued at the Effective Time in full satisfaction of all rights pertaining to the shares of Micrografx Common Stock or Micrografx Preferred Stock represented thereby, as applicable. From and after the Effective Time, the stock transfer books of Micrografx shall be closed and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Micrografx Common Stock or Micrografx Preferred Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be cancelled and exchanged as provided in this Section.

     (e) No Fractional Shares. No certificate or scrip representing fractional shares of Corel Common Stock will be issued in the Merger upon the surrender for exchange of Certificates, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a shareholder of Corel. In lieu of any such fractional shares, each holder of Certificates who would otherwise have been entitled to a fraction equal to one-half or more of a share of Corel Common Stock shall receive a full share of Corel Common Stock.

     (f) Termination of Exchange Fund. Any portion of the Exchange Fund which remains unclaimed by the former shareholders of Micrografx for 12 months after the Effective Time shall be delivered to Corel, upon demand, and any shareholders of Micrografx who have not theretofore complied with this
  Article II shall thereafter look only to Corel (subject to abandoned property, escheat and other similar laws) as general creditors for payment of their claim for cash, on the one hand, or Corel Common Stock or Corel PRs and any dividends or distributions with respect to Corel Common Stock or Corel PRs on the other hand. Neither Corel nor the Surviving Corporation shall be liable to any holder of shares of Micrografx Common Stock or Micrografx Preferred Stock for cash or shares of Corel Common Stock or Corel PRs (or dividends or distributions with respect thereto) delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

     (g) Withholding Rights. Corel shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Micrografx Common Stock or Micrografx Preferred Stock such amounts as Corel is required to deduct and withhold or remit pursuant to the applicable rules under any provision of federal, provincial, local or foreign tax law, and Corel may sell the shares of Corel Common Stock or the Corel PRs to which such holder is entitled for the purposes of obtaining cash necessary to remit any such amount to the applicable authority. To the extent that amounts are so withheld by Corel, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Micrografx Common Stock or Micrografx Preferred Stock in respect of which such deduction and withholding was made by Corel.

     (h) Lost, Stolen or Destroyed Certificates. In the event any Certificates shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate(s) to be lost, stolen or destroyed and, if required by Corel, the posting by such person of a bond in such sum as Corel may reasonably direct as indemnity against any claim that may be made against it or the Surviving Corporation with respect to such Certificate(s), the Exchange Agent will pay the cash or issue the shares of Corel Common Stock and the Corel PRs pursuant to
  Section 2.02(b) deliverable in respect of the shares of Micrografx Common Stock or Micrografx Preferred Stock represented by such lost, stolen or destroyed Certificates.

                                  ARTICLE III

                  Representations and Warranties of Micrografx

   Micrografx represents and warrants to Corel and Sub as follows:

   3.01 Organization and Qualification. Each of Micrografx and its Subsidiaries (as defined in Section 9.18) is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has full corporate power and authority to conduct its business as and to the extent now conducted and to own, use and lease its assets and properties, except for such failures to be so existing and in good standing or to have such power and authority which, individually or in the aggregate, are not having and would not reasonably be expected to have a material adverse effect (as defined in Section 9.18) on Micrografx and its Subsidiaries taken as a whole. Each of Micrografx and its Subsidiaries is duly qualified, licensed or admitted to do business and is in good standing in each jurisdiction in which the ownership, use or leasing of its assets and properties, or the conduct or nature of its business, makes such qualification, licensing or admission necessary, except for such failures to be so qualified, licensed or admitted and in good standing which, individually or in the aggregate, are not having and would not be reasonably expected to have a material adverse effect on Micrografx and its Subsidiaries taken as a whole.
Section 3.01 of the letter dated the date hereof and delivered to Corel by Micrografx concurrently with the original execution and delivery of this Agreement (the "Micrografx Disclosure Letter") sets forth: (i) the name and jurisdiction of incorporation of each Subsidiary of Micrografx, (ii) its authorized capital stock, (iii) the number of issued and outstanding shares of its capital stock and (iv) the record owners of such shares. Except for interests in the Subsidiaries of Micrografx and as disclosed in Section 3.01 of the Micrografx Disclosure Letter, Micrografx does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, limited liability company, joint venture or other business association or entity (other than (i) non-controlling investments in the ordinary course of business and corporate partnering, development, cooperative marketing and similar undertakings and arrangements entered into in the ordinary course of business and (ii) other investments of less than $100,000 in aggregate). Except as disclosed in Section 3.01 of the Micrografx Disclosure Letter, Micrografx has previously made available to Corel correct and complete copies of the certificate or articles of incorporation and bylaws (or other comparable charter documents) of Micrografx and its Subsidiaries.

   3.02 Capital Stock.

     (a) As of the date of this Agreement, the authorized capital stock of Micrografx consists solely of (A) 20,000,000 shares of Micrografx Common Stock, and (B) 10,000,000 shares of Micrografx Preferred Stock, of which 4,000,000 shares have been designated as Micrografx Series A Stock. As of the date of this Agreement, 12,549,542 shares of Micrografx Common Stock are issued and outstanding, 475,509 shares of Micrografx Common Stock are held in the treasury of Micrografx and 1,120,000 shares of Micrografx Series A Stock are issued and outstanding. As of the date hereof, (i) 5,300,000 shares of Micrografx Common Stock are reserved for issuance upon the exercise of options under the Micrografx ESOP of which options for 3,049,449 shares of Micrografx Common Stock have been granted and are outstanding, (ii) 100,000 shares of Micrografx Common Stock are reserved for issuance under the Micrografx 1993 Restricted Stock Plan, (iii) 2,000,000 shares of Micrografx Common Stock are reserved for issuance under the Micrografx ESPP, (iv) 579,700 shares of Micrografx Common Stock are reserved for issuance upon the conversion of the principal balance of an outstanding debenture, (v) 939,850 shares of Micrografx Common Stock are reserved for issuance upon conversion of the principal balance outstanding under certain promissory notes (additional shares of Micrografx Common Stock are reserved with respect to accrued interest, which at Closing shall constitute approximately 35,000 shares) and (vi) 240,000 shares of Micrografx Common Stock are reserved for issuance upon exercise of outstanding warrants. All of the issued and outstanding shares of Micrografx Common Stock are, and all shares reserved for issuance will be, upon issuance in accordance with the terms specified in the instruments or agreements pursuant to which they are issuable, duly authorized, validly issued, fully paid and nonassessable. Except for shares of Micrografx Common Stock issuable upon conversion of the Micrografx Series A Stock and except pursuant to this Agreement, and except as set forth in Section 3.02 of the Micrografx Disclosure Letter or as described above in this Section 3.02, there are no outstanding subscriptions, options, warrants, rights (including "phantom" stock rights), preemptive rights or other contracts, commitments, understandings or arrangements, including any right of conversion or exchange under any outstanding security, instrument or agreement (together, "Options"), obligating Micrografx or any of its Subsidiaries to issue or sell any shares of capital stock of Micrografx or to grant, extend or enter into any Option with respect thereto.

     (b) Except as disclosed in Section 3.02 of the Micrografx Disclosure Letter or as described above in this Section 3.02, all of the outstanding shares of capital stock of each Subsidiary of Micrografx are duly authorized, validly issued, fully paid and nonassessable and are owned, beneficially and of record, by Micrografx or a Subsidiary wholly owned, directly or indirectly, by Micrografx, free and clear of any liens, claims, mortgages, encumbrances, pledges, security interests, equities and charges of any kind other than standard state and federal securities law private offering legends and restrictions (each a "Lien"). Except as disclosed in
  Section 3.02 of the Micrografx Disclosure Letter, there are no (i) outstanding Options obligating Micrografx or any of its Subsidiaries to issue or sell any shares of capital stock of any Subsidiary of Micrografx or to grant, extend or enter into any such Option; (ii) outstanding bonds, debentures or other evidences of indebtedness of Micrografx having the right to vote (or that are convertible for or exercisable into securities having the right to vote) with the holders of Micrografx Common Stock on any matter; or (iii) voting trusts, proxies or other commitments, understandings, restrictions or arrangements in favor of any person other than Micrografx or a Subsidiary wholly owned, directly or indirectly, by Micrografx with respect to the voting of or the right to participate in dividends or other earnings on any capital stock of any Subsidiary of Micrografx, other than Voting and Proxy Agreements.

     (c) Except as disclosed in Section 3.02 of the Micrografx Disclosure Letter or as described above in this Section 3.02, there are no outstanding contractual obligations of Micrografx or any Subsidiary of Micrografx to repurchase, redeem or otherwise acquire any shares of Micrografx Common Stock or Micrografx Preferred Stock or any capital stock of any Subsidiary of Micrografx or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any Subsidiary of Micrografx or any other person.

   3.03 Authority Relative to This Agreement. Micrografx has full corporate power and authority to enter into this Agreement and, subject to obtaining the Micrografx Shareholders' Approval (as defined in Section 6.03(a)), to perform its obligations hereunder and to consummate the transactions contemplated hereby. On or prior to the date hereof, the execution, delivery and performance of this Agreement by Micrografx and the consummation by Micrografx of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of Micrografx, the Board of Directors of Micrografx has recommended adoption of this Agreement by the shareholders of Micrografx and directed that this Agreement be submitted to the shareholders of Micrografx for their consideration, and no other corporate proceedings on the part of Micrografx or its shareholders are necessary to authorize the execution, delivery and performance of this Agreement by Micrografx and the consummation by Micrografx of the transactions contemplated hereby, other than obtaining the Micrografx Shareholders' Approval. This Agreement has been duly and validly executed and delivered by Micrografx and, assuming due and valid authorization, execution and delivery hereof by the other parties hereto, constitutes a legal, valid and binding agreement of Micrografx enforceable against Micrografx in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

   3.04 Non-Contravention; Approvals and Consents.

     (a) The execution and delivery of this Agreement by Micrografx do not, and the performance by Micrografx of its obligations hereunder and the consummation of the transactions contemplated hereby will not, conflict with, result in a violation or breach of, constitute (with or without notice or lapse of time or both) a default under, result in or give rise to any right of payment or reimbursement, termination, cancellation, modification or acceleration of, or result in the creation or imposition of any Lien upon any of the assets or properties of Micrografx or any of its Subsidiaries under, any of the terms, conditions or provisions of (i) the certificates or articles of incorporation or bylaws (or other comparable charter documents) of Micrografx or any of its Subsidiaries, or (ii) subject to the obtaining of Micrografx Shareholders' Approval and the taking of the actions described in paragraph (b) of this Section 3.04,
  (x) any statute, law, rule, regulation or ordinance (together, "laws"), or any judgment, decree, order, writ, permit or license (together, "orders"), of any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United States, any foreign country or any domestic or foreign state, province, county, city or other political subdivision (a "Governmental or Regulatory Authority") applicable to Micrografx or any of its Subsidiaries or any of their respective assets or properties, or (y) to the knowledge of Micrografx, except as disclosed in
  Section 3.04 of the Micrografx Disclosure Letter, any note, bond, mortgage, security agreement, indenture, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind (together, "Contracts") to which Micrografx or any of its Subsidiaries is a party or by which Micrografx or any of its Subsidiaries or any of their respective assets or properties is bound, excluding from the foregoing clauses (x) and (y) conflicts, violations, breaches, defaults, payment or reimbursement obligations, terminations, cancellations, modifications, accelerations and creations and impositions of Liens which, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on Micrografx and its Subsidiaries taken as a whole or on the ability of Micrografx to consummate the transactions contemplated by this Agreement.

     (b) Except (i) for the filing of a premerger notification report by Micrografx under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder (the "HSR Act"), (ii) for the filing of the Proxy Statement (as defined in Section 3.09) and the Registration Statement (as defined in Section 4.09) with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the "Exchange Act"), and the Securities Act of 1933, as amended, and the rules and regulations thereunder (the "Securities Act"), the declaration of the effectiveness of the Registration Statement by the SEC and filings with various Canadian provincial and state securities authorities that are required in connection with the transactions contemplated by this Agreement, (iii) for the filing of the Certificate of Merger and other appropriate merger documents required by the DL with the Secretary of State and the filing of the Articles of Merger with the Texas Secretary of States under the TL and appropriate documents with the relevant authorities of other states in which the Constituent Corporations are qualified to do business, (iv) the filing(s) as may be required by the Investment Canada Act (Canada) and/or the Competition Act (Canada), (v) such filings and applications as are required to be made under Canadian securities law and under the Canada Business Corporations Act, (vi) such filings as are required to be made with Nasdaq and the TSE, and (vii) as disclosed in
  Section 3.04 of the Micrografx Disclosure Letter, no consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority or other public or private third party is necessary or required under any of the terms, conditions or provisions of any law or order of any Governmental or Regulatory Authority or, to the knowledge of Micrografx, any Contract to which Micrografx or any of its Subsidiaries is a party or by which Micrografx or any of its Subsidiaries or any of their respective assets or properties is bound for the execution and delivery of this Agreement by Micrografx, the performance by Micrografx of its obligations hereunder or the consummation by Micrografx of the transactions contemplated hereby, other than such consents, approvals, actions, filings and notices which the failure to make or obtain, as the case may be, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on Micrografx and its Subsidiaries taken as a whole or on the ability of Micrografx to consummate the transactions contemplated by this Agreement.

   3.05 Reports and Financial Statements. Micrografx has made available to Corel prior to the execution of this Agreement a true and complete copy of each form, report, schedule, registration statement, definitive proxy statement and other document (together with all amendments thereof and supplements thereto) filed by Micrografx or any of its Subsidiaries with the SEC since January 1, 1997 (as such documents have since the time of their filing been amended or supplemented, the "Micrografx Reports"), which are all the documents (other than preliminary material) that Micrografx and its Subsidiaries were required to file with the SEC since such date. Except as disclosed in Section 3.05 of the Micrografx Disclosure Letter, as of their respective dates, the Micrografx Reports (i) complied as to form in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited interim consolidated financial statements (including, in each case, the notes, if any, thereto) included in the Micrografx Reports (the "Micrografx Financial Statements") complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with generally accepted accounting principles in the United States ("U.S. GAAP") applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto and except with respect to unaudited statements as permitted by Form 10-Q of the SEC) and fairly present (subject, in the case of the unaudited interim financial statements, to the absence of certain footnotes and to normal, recurring year-end audit adjustments (which would not reasonably be expected to, individually or in the aggregate, materially adverse to Micrografx and its Subsidiaries taken as a whole)) the consolidated financial position of Micrografx and its consolidated subsidiaries as at the respective dates thereof and the consolidated results of their operations and cash flows for the respective periods then ended. Except as set forth in Section 3.05 of the Micrografx Disclosure Letter, each Subsidiary of Micrografx is treated as a consolidated subsidiary of Micrografx in the Micrografx Financial Statements for all periods covered thereby.

   3.06 Absence of Certain Changes or Events. Except as disclosed in the Micrografx Reports filed prior to the date of this Agreement or in Section 3.06 of the Micrografx Disclosure Letter:

     (a) since March 31, 2001, there has not been any change, event or development having, or that would reasonably be expected to have, individually or in the aggregate, a material adverse effect on Micrografx and its Subsidiaries taken as a whole, and

     (b) between such date and the date hereof (i) Micrografx and its Subsidiaries have conducted their respective businesses only in the ordinary course substantially consistent with past practice and (ii) neither Micrografx nor any of its Subsidiaries has taken any action which, if taken after the date hereof, would constitute a breach of any provision of clause (ii) of Section 5.01(b).

   3.07 Absence of Undisclosed Liabilities. Except as disclosed in the Micrografx Reports filed prior to the date of this Agreement, or for matters reflected or reserved against in the consolidated balance sheet of Micrografx and its consolidated subsidiaries, dated March 31, 2001, included in the Micrografx Financial Statements or as disclosed in Section 3.07 of the Micrografx Disclosure Letter, neither Micrografx nor any of its Subsidiaries had at such date, or has incurred since that date, any liabilities or obligations (whether absolute, accrued, contingent, fixed or otherwise, or whether due or to become due) of any nature that would be required by U.S. GAAP to be reflected on a consolidated balance sheet of Micrografx and its consolidated subsidiaries (including the notes thereto), except liabilities or obligations (i) which were incurred in the ordinary course of business consistent with past practice or (ii) which have not been, and would not reasonably be expected to be, individually or in the aggregate, materially adverse to Micrografx and its Subsidiaries taken as a whole.

   3.08 Legal Proceedings. Except as disclosed in the Micrografx Reports filed prior to the date of this Agreement or in Section 3.08 of the Micrografx Disclosure Letter, (i) there are no actions, suits, arbitrations or proceedings pending or, to the knowledge of Micrografx, threatened against, relating to or affecting, nor to the knowledge of Micrografx are there any Governmental or Regulatory Authority investigations or audits pending or threatened against, relating to or affecting, Micrografx or any of its Subsidiaries or affiliates or any of their respective assets and properties which, individually or in the aggregate, would reasonably be expected to have a material adverse effect on Micrografx and its Subsidiaries taken as a whole or on the ability of Micrografx to consummate the transactions contemplated by this Agreement, and
(ii) neither Micrografx nor any of its Subsidiaries nor any of its affiliates is subject to any order of any Governmental or Regulatory Authority which, individually or in the aggregate, is having or would reasonably be expected to have a material adverse effect on Micrografx and its Subsidiaries taken as a whole or on the ability of Micrografx to consummate the transactions contemplated by this Agreement.

   3.09 Information Supplied. The joint proxy statement relating to the Micrografx Shareholders' Meeting (as defined in Section 6.03 (b)), as amended or supplemented from time to time (as so amended and supplemented, the "Proxy Statement"), and any other documents to be filed by Micrografx with the SEC, the Ontario Securities Commission, the TSE or any other Governmental or Regulatory Authority in connection with the Merger and the other transactions contemplated hereby will (in the case of the Proxy Statement and any such other documents filed with the SEC under the Exchange Act or the Securities Act) comply as to form in all material respects with the requirements of the Exchange Act and the Securities Act, respectively, and will not, on the date of its filing or, in the case of the Proxy Statement, at the date it is mailed to shareholders of Micrografx and at the times of the Micrografx Shareholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation is made by Micrografx with respect to information supplied in writing by or on behalf of Corel or Sub expressly for inclusion therein and information incorporated by reference therein from documents filed by Corel or any of its Subsidiaries with the SEC.

   3.10 Compliance with Laws and Orders. Micrografx and its Subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals of all Governmental and Regulatory Authorities necessary for the lawful conduct of their respective businesses as presently conducted (the "Micrografx Permits"), except for failures to hold such permits, licenses, variances, exemptions, orders and approvals which, individually or in the aggregate, are not having and would not reasonably be expected to have a material adverse effect on Micrografx and its Subsidiaries taken as a whole. Micrografx and its Subsidiaries are in compliance with the terms of the Micrografx Permits, except failures so to comply which, individually or in the aggregate, are not having and would not reasonably be expected to have a material adverse effect on Micrografx and its Subsidiaries taken as a whole. Except as disclosed in the Micrografx Reports filed prior to the date of this Agreement, Micrografx and its Subsidiaries are not in violation of or default under any law or order of any Governmental or Regulatory Authority, except for such violations or defaults which, individually or in the aggregate, are not having and would not be reasonably expected to have a material adverse effect on Micrografx and its Subsidiaries taken as a whole.

   3.11 Compliance with Agreements; Certain Agreements.

     (a) Except as disclosed in the Micrografx Reports filed prior to the date of this Agreement, neither Micrografx nor any of its Subsidiaries nor, to the knowledge of Micrografx, any other party is in breach or violation of, or in default in the performance or observance of any term or provision of, and no event has occurred which, with notice or lapse of time or both, could be reasonably expected to result in a default under, (i) the certificates or articles of incorporation or bylaws (or other comparable charter documents) of Micrografx or any of its Subsidiaries or (ii) any Contract to which Micrografx or any of its Subsidiaries is a party or by which Micrografx or any of its Subsidiaries or any of their respective assets or properties is bound, except in the case of clause (ii) for breaches, violations and defaults which, individually or in the aggregate, are not having and would not reasonably be expected to have a material adverse effect on Micrografx and its Subsidiaries taken as a whole. Except for this Agreement and those agreements and other documents filed as exhibits to the Micrografx Reports or set forth in Section 3.11 of the Micrografx Disclosure Letter, as of the date of this Agreement, neither Micrografx nor any of its Subsidiaries is a party to or bound by any non-competition agreement or other agreement or arrangement that materially restricts it or any of its Subsidiaries from competing in any line of business which is material to Micrografx and its Subsidiaries.

     (b) Except as disclosed in Section 3.11 of the Micrografx Disclosure Letter or in the Micrografx Reports filed prior to the date of this Agreement or as provided for in this Agreement, as of the date hereof, to the knowledge of Micrografx, neither Micrografx nor any of its Subsidiaries is a party to any oral or written (i) consulting agreement not terminable on 60 days' or less notice involving the payment of more than U.S.$100,000 per annum in the aggregate for all such agreements, (ii) union or collective bargaining agreement which covers any employees, (iii) agreement with any executive officer or other employee of Micrografx or any of its Subsidiaries, the benefits of which in the aggregate for all such executive officers and employees exceed U.S.$100,000, and which are contingent or vest, or the terms of which are materially altered, upon the occurrence of a transaction involving Micrografx or any of its Subsidiaries of the nature contemplated by this Agreement, excluding accelerated vesting of options as contemplated in Section 2.01(e), (iv) agreement with respect to any executive officer or other employee of Micrografx or any of its Subsidiaries providing any term of employment or compensation guarantee or
  (v) agreement or plan, including any stock option, stock appreciation right, restricted stock or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

   3.12 Taxes.

     (a) Each of Micrografx and its Subsidiaries has filed all material tax returns and reports required to be filed by it, or requests for extensions to file such returns or reports have been timely filed or granted and have not expired, and all such tax returns and reports are complete and accurate in all material respects, except to the extent that such failures to file, have extensions granted that remain in effect or be complete and accurate in all respects, as applicable, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on Micrografx and its Subsidiaries taken as a whole. Micrografx and each of its Subsidiaries has paid (or Micrografx has paid on its behalf) all taxes shown as due on such tax returns and reports. The most recent financial statements contained in the Micrografx Reports reflect a reserve for all taxes payable by Micrografx and its Subsidiaries which is adequate in accordance with U.S. GAAP for all taxable periods and portions thereof accrued through the date of such financial statements, and no deficiencies for any taxes have been proposed, asserted or assessed against Micrografx or any of its Subsidiaries that are not adequately reserved for, except for inadequately reserved taxes and inadequately reserved deficiencies that would not reasonably be expected to, individually or in the aggregate, have a material adverse effect on Micrografx and its Subsidiaries taken as a whole. No requests for waivers of the time to assess any taxes against Micrografx or any of its Subsidiaries have been granted or are pending, except requests with respect to such taxes that have been adequately reserved for in the most recent Micrografx Reports, or, to the extent not adequately reserved, the assessment of which would not, individually or in the aggregate, have a material adverse effect on Micrografx and its Subsidiaries taken as a whole.

     (b) To the knowledge of Micrografx, there are no liens for material amounts of taxes on the assets of Micrografx or any of its Subsidiaries except for statutory liens for current taxes not yet due and payable.

     (c) Micrografx has not taken and, unless the Cash Alternative is elected by Corel, will not take any action to prevent, nor has it any knowledge of any fact or circumstance reasonably likely to prevent, the Merger from qualifying as a tax free reorganization within the meaning of Section 368 of the Code, other than the possible election of the Cash Alternative by Corel.

     (d) As used in this Section 3.12, "taxes" shall include all federal, provincial, state, local and foreign income, capital, franchise, property, sales, use, goods and services, excise, land transfer, ad valorem, workers compensation, employment insurance, workers health and other taxes, including obligations for taxes and other amounts required to be withheld from payments due or made to any other person (including employees and non-resident persons) and any interest, penalties or additions to tax.

   3.13 Employee Benefit Plans; ERISA.

     (a) Except as described in the Micrografx Reports filed prior to the date of this Agreement or in Section 3.13 of the Micrografx Disclosure Letter or as would not reasonably be expected to have a material adverse effect on Micrografx and its Subsidiaries taken as a whole, (i) all Micrografx Employee Benefit Plans (as defined below) are in compliance in all material respects with all applicable requirements of law, including ERISA and the Code, and (ii) neither Micrografx nor any of its Subsidiaries has any liabilities or obligations with respect to any such Micrografx Employee Benefit Plans, whether accrued, contingent or otherwise, nor to the knowledge of Micrografx are any such liabilities or obligations expected to be incurred. Except as described in the Micrografx Reports filed prior to the date of this Agreement or in Section 3.13 of the Micrografx Disclosure Letter, the execution of, and performance of the transactions contemplated in, this Agreement will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Micrografx Employee Benefit Plan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any employee. The only severance agreements or severance policies applicable to Micrografx or any of its Subsidiaries are the agreements and policies specifically referred to in
  Section 3.13 of the Micrografx Disclosure Letter and items 12 to 16 of
  Section 3.11 of the Micrografx Disclosure Letter. The last date on which stock options were granted to any director of Micrografx was April 1, 2001. The last date on which stock options were granted to any employee of Micrografx was July 12, 2001.

     (b) As used herein:

       (i) "Micrografx Employee Benefit Plan" means any Plan entered into, established, maintained, sponsored, contributed to or required to be contributed to by Micrografx or any of its Subsidiaries for the benefit of the current or former employees or directors of Micrografx or any of its Subsidiaries and existing on the date of this Agreement or at any time subsequent thereto and on or prior to the Effective Time and, in the case of a Plan which is subject to Part 3 of Title I of the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations thereunder ("ERISA"), Section 412 of the Code or Title IV of ERISA, at any time during the five-year period preceding the date of this Agreement; and

       (ii) "Plan" means any employment, bonus, incentive compensation, deferred compensation, pension, profit sharing, retirement, stock purchase, stock option, stock ownership, stock appreciation rights, phantom stock, leave of absence, layoff, vacation, day or dependent care, legal services, cafeteria, life, health, medical, accident, disability, workmen's compensation or other insurance, severance, separation, termination, change of control or other benefit plan, agreement, practice, policy, program or arrangement of any kind, whether written or oral, including, but not limited to any "employee benefit plan" within the meaning of Section 3(3) of ERISA.

   3.14 Labor Matters. Except as disclosed in the Micrografx Reports filed prior to the date of this Agreement, there are no material controversies pending or, to the knowledge of Micrografx, threatened between Micrografx or any of its Subsidiaries and any representatives of its employees, except as would not reasonably be expected to, individually or in the aggregate, have a material adverse effect on Micrografx and its Subsidiaries taken as a whole, and, to the knowledge of Micrografx, there are no material organizational efforts presently being made involving any of the now unorganized employees of Micrografx or any of its Subsidiaries. Since June 30, 2000, there has been no work stoppage, strike or other concerted action by employees of Micrografx or any of its Subsidiaries except as would not reasonably be expected to, individually or in the aggregate, have a material adverse effect on Micrografx and its Subsidiaries taken as a whole.

   3.15 Environmental Matters.

     (a) Except as disclosed in the Micrografx Reports filed prior to date of this Agreement, each of Micrografx and its Subsidiaries has obtained all licenses, permits, authorizations, approvals, registrations, franchises and consents from Governmental or Regulatory Authorities which are required under or pursuant to any applicable Environmental Law (as defined below) in respect of its business or operations ("Environmental Permits"), except for such failures to have Environmental Permits which, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on Micrografx and its Subsidiaries taken as a whole. Each of such Environmental Permits is in full force and effect and each of Micrografx and its Subsidiaries is in compliance with the terms and conditions of all such Environmental Permits and with any applicable Environmental Law, except for such failures to be in compliance which, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on Micrografx and its Subsidiaries taken as a whole.

     (b) To the knowledge of Micrografx, no site or facility now or previously owned, operated or leased by Micrografx or any of its Subsidiaries is listed or proposed for listing on the National Priorities List promulgated pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and the rules and regulations thereunder ("CERCLA"), or on any similar state or local list of sites requiring investigation or clean-up.

     (c) To the knowledge of Micrografx, no Liens have arisen under or pursuant to any Environmental Law on any site or facility owned, operated or leased by Micrografx or any of its Subsidiaries, other than any such real property not individually or in the aggregate material to Micrografx and its Subsidiaries taken as a whole, and no action of any Governmental or Regulatory Authority has been taken or, to the knowledge of Micrografx, is in process which could subject any of such properties to such Liens.

     (d) There have been no environmental investigations, studies, audits, tests, reviews or other analyses conducted by, or which are in the possession of, Micrografx or any of its Subsidiaries in relation to any site or facility now or previously owned, operated or leased by Micrografx or any of its Subsidiaries which have not been delivered to Corel prior to the execution of this Agreement.

     (e) As used herein in this Section 3.15:

       (i) "Environmental Law" means any law or order of any Governmental or Regulatory Authority relating to the regulation or protection of human health, safety or the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes into the environment (including, without limitation, ambient air, soil, surface water, ground water, wetlands, land or subsurface strata), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes; and

       (ii) "Hazardous Material" means (A) any petroleum or petroleum products, flammable explosives, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation and transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls (PCBs); (B) any chemicals or other materials or substances which are now or hereafter become defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants" or words of similar import under any Environmental Law; and (C) any other chemical or other material or substance, exposure to which is now or hereafter prohibited, limited or regulated by any Governmental or Regulatory Authority under any Environmental Law.

   3.16 Intellectual Property Rights. Except as disclosed in the Micrografx Reports filed prior to the date of this Agreement or as set forth in Section
3.16 of the Micrografx Disclosure Letter:

     (a) Micrografx and its Subsidiaries have all right, title and interest in, or a valid and binding license to use, all Micrografx Intellectual Property Rights (the term "Intellectual Property Rights" is defined below) individually or in the aggregate material to the conduct of the businesses of Micrografx and its Subsidiaries. Neither Micrografx nor any Subsidiary of Micrografx is in default (or with the giving of notice or lapse of time or both, would be in default) under any license to use such Micrografx Intellectual Property Rights, to the knowledge of Micrografx, (i) such Micrografx Intellectual Property Rights are not being infringed by any third party, and (ii) neither Micrografx nor any Subsidiary of Micrografx is infringing any Intellectual Property Rights of any third party, which default or infringement is or would be reasonably likely, individually or in the aggregate, to have a material adverse effect on Micrografx and its Subsidiaries taken as a whole. For purposes of this Agreement, "Intellectual Property Rights" means intellectual property of whatever nature and kind including all domestic and foreign trade-marks, business names, trade names, domain names, trading styles, patents and patent rights, trade secrets, service marks and service mark rights, service names and service name rights, industrial designs and copyrights, whether registered or unregistered, and all applications for registration thereof, and inventions, formulae, product formulations, processes and processing methods, technology, techniques, know how and manuals and other proprietary intellectual property rights and all pending applications for and registrations of any of the foregoing.

     (b) Section 3.16 of the Micrografx Disclosure Letter contains an accurate and complete list of all the software products of Micrografx and its Subsidiaries currently being shipped (the "Software"). All individuals who have written the Software, other than minor components of the Software which in the aggregate do not comprise more than 5% of the source code for the current versions of the Software, have assigned, in writing or by operation of applicable law, to Micrografx all their right, title and interest (including all intellectual property rights and moral rights) in and to the Software.

     (c) Section 3.16 of the Micrografx Disclosure Letter contains (or will be supplemented to prior to Closing to contain) an accurate and complete list as of the date of this Agreement of all licenses, sublicenses, assignments and other agreements under which Micrografx and its Subsidiaries are licensed to use third party Intellectual Property Rights which are material to the business of Micrografx as currently conducted (the "Micrografx License Agreements").

     (d) Except as set forth in Section 3.16 of the Micrografx Disclosure Letter (including as it may be supplemented prior to Closing), Micrografx and its Subsidiaries are not required to pay any royalties, fees or other amounts to any Person in connection with the Micrografx License Agreements or the development, manufacture or commercial exploitation of any products of Micrografx or its Subsidiaries in each such case in excess of $100,000 in aggregate per annum.

     (e) Section 3.16 of the Micrografx Disclosure Letter contains an accurate and complete list as of the date of this Agreement of all registered patents, registered and unregistered trademarks, registered and unregistered trade names, registered and unregistered service marks and registered and unregistered copyrights (in each case that are currently in use) except for those that in the aggregate are not material to the conduct of the business of Micrografx and its Subsidiaries, as well as all applications, registrations, renewals, modifications, extensions, divisionals and continuations thereto for any and all of the foregoing, included in the Micrografx Intellectual Property Rights (excluding third party Intellectual Property Rights), including the jurisdiction in which each such Micrografx Intellectual Property Rights has been issued or registered or in which any such application for such issuance, approval or registration has been filed. All patents, trademarks, trade names, service marks and copyrights owned by Micrografx or any of its Subsidiaries and which are material to the conduct of their business as currently conducted are valid and enforceable, except for those the invalidity or unenforceability of which would not be reasonably likely, individually or in the aggregate, to have a material adverse effect on Micrografx and its Subsidiaries taken as a whole.

     (f) Section 3.16 of Micrografx Disclosure Letter contains an accurate and complete list as of the date of this Agreement of all material licenses and sublicenses under which Micrografx or any of its Subsidiaries has granted the right to manufacture, reproduce, market or exploit any products of Micrografx or any Subsidiaries or any adaptation, derivative or reformulation based on any such product or any portion thereof.

     (g) Neither Micrografx nor any of its Subsidiaries is or will be as a result of the execution and delivery of this Agreement or the performance of its obligations under this Agreement, in breach of any Micrografx License Agreements. Neither the execution or delivery of this Agreement nor the consummation of the transactions contemplated hereby will cause or will result in a material change to the terms of any material license, sublicense or other similar agreement.

     (h) Except as set forth in Section 3.16 of the Micrografx Disclosure Letter, the source code for the Micrografx Software except for those that in the aggregate are not material to the conduct of the business of Micrografx and its Subsidiaries has not been delivered or made available to any person and Micrografx or its Subsidiaries have not agreed or undertaken to or in any way promised to provide such source code to any person.

     (i) There are no known problems or defects in the Micrografx Software except for those that in the aggregate are not material to the conduct of the business of Micrografx and its Subsidiaries including bugs, logic errors or failures of the Micrografx Software to operate in all material respects as described in the related documentation.

     (j) Except as set forth in Section 3.16 of the Micrografx Disclosure Letter, neither Micrografx nor its Subsidiaries (i) has been named as a party in any suit, action or proceeding which involves a claim of infringement or violation of any Intellectual Property Right except for those that in the aggregate are not material to the conduct of the business of Micrografx and its Subsidiaries of any third party or (ii) has received any written claim or allegation that the manufacturing, importation, marketing, licensing, sale, offer for sale, or use of any of its products infringes Intellectual Property Rights of any third party.

     (k) Micrografx and its Subsidiaries have taken all reasonable steps to protect and preserve the confidential information, trade secrets and know-how of Micrografx and its Subsidiaries except for those that in the aggregate are not material to the conduct of the business of Micrografx and its Subsidiaries, including appropriate non-disclosure agreements with all employees and third persons having access to any confidential information, trade secrets or know-how of Micrografx and its Subsidiaries.

     (l) Neither Micrografx nor any of its Subsidiaries has made any written claim or allegation that any third person is or has infringed, misappropriated, breached or violated the rights of Micrografx or its Subsidiaries in any of the Micrografx Intellectual Property Rights which are material to the business of Micrografx as currently conducted.

   3.17 Micrografx Owned and Leased Properties. Micrografx and its Subsidiaries do not own, and are not parties to any agreement or option to own any real property. Except as set out in the Micrografx Reports or as disclosed in
Section 3.17 of the Micrografx Disclosure Letter, Micrografx and its Subsidiaries are not party to, or under any agreement to become a party to, any lease with respect to real property ("Micrografx Leases"). Each Micrografx Lease is in good standing, creates a good and valid leasehold estate in the leased properties thereby demised and is in full force and effect without amendment ("Micrografx Leased Properties"). With respect to each Micrografx
Lease: (i) all rents and additional rents due have been paid, (ii) no waiver, indulgence or postponement of Micrografx or its Subsidiaries' obligations has been granted by the other party thereto, (iii) as described in Section 3.17 of the Micrografx Disclosure Letter, there exists no event of default or event, occurrence, condition or act of or relating to Micrografx or its Subsidiaries which, with the giving of notice, the lapse of time or the happening of any other event or condition, would become a default or require a consent from a third party under a Micrografx Lease, and (iv) to the knowledge of Micrografx, all of the covenants to be performed by any party (other than Micrografx and its Subsidiaries) under each Micrografx Lease have been performed in all material respects. Each Micrografx Leased Property is adequate and suitable in all material respects for the purposes for which it is presently being used and Micrografx and its Subsidiaries have adequate rights of ingress and egress into each of Micrografx Leased Property for the operation of its business in the ordinary course.

   3.18 Title to Properties. Micrografx and each of its Subsidiaries have a good and valid title to, or valid and subsisting leasehold interest in and to, or a valid and enforceable license to use, all material assets, properties and rights owned, used or held for use by them in the conduct of their business, in each case free and clear of any leases, claims, mortgages, pledges and security interest except those (i) arising in the ordinary course, (ii) that do not materially impair the continued use of such properties, (iii) for current Taxes and assessments not yet due and payable, or (iv) that are not reasonably expected to have a material adverse effect on Micrografx.

   3.19 Insurance. Micrografx and its Subsidiaries have policies of insurance and bonds of the type and in amounts customarily carried by persons conducted businesses and owning assets similar to those of Micrografx and its Subsidiaries. There is no material claim pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and Micrografx and its Subsidiaries are otherwise in compliance in all material respects with the terms of such policies and bonds. Micrografx has no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

   3.20 Vote Required. Assuming the accuracy of the representation and warranty contained in Section 4.12, the affirmative vote of the holders of record of at least a majority of each of the outstanding shares of Micrografx Common Stock and the outstanding shares of Micrografx Series A Stock with respect to the adoption of this Agreement are the only votes of the holders of any class or series of the capital stock of Micrografx required to adopt this Agreement and to approve the Merger and the other transactions contemplated hereby.

   3.21 Opinion of Financial Advisor. Micrografx has received the opinion of Alliant Partners, dated the date hereof, to the effect that, as of the date hereof, the consideration to be received in the Merger by the shareholders of Micrografx is fair from a financial point of view to the shareholders of Micrografx, and a true and complete copy of such opinion has been delivered to Corel.

   3.22 Ownership of Corel Common Stock. Neither Micrografx nor any of its Subsidiaries beneficially owns any shares of Corel Common Stock.

   3.23 Takeover Laws. Micrografx has taken all necessary actions so that neither the provisions of Micrografx's articles of incorporation nor the provisions of Article 13 of TL will, before the termination of this Agreement, apply to this Agreement, the Merger or the other transactions contemplated hereby. To the knowledge of Micrografx except for Article 13 of TL (which has been rendered inapplicable), no "moratorium", "control share", "fair price" or other antitakeover laws and regulation of any state (collectively, "Takeover Laws") are applicable to the Merger or other transactions contemplated by this Agreement.

                                   ARTICLE IV

                Representations and Warranties of Corel and Sub

   Corel and Sub, jointly and severally, represent and warrant to Micrografx as follows:

   4.01 Organization and Qualification. Each of Corel and its Subsidiaries (including Sub) is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has full corporate power and authority to conduct its business as and to the extent now conducted and to own, use and lease its assets and properties, except for such failures to be so existing and in good standing or to have such power and authority which, individually or in the aggregate, are not having and would not reasonably be expected to have a material adverse effect on Corel and its Subsidiaries taken as a whole. Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement, has engaged in no other business activities and has conducted its operations only as contemplated hereby. Each of Corel and its Subsidiaries is duly qualified, licensed or admitted to do business and is in good standing in each jurisdiction in which the ownership, use or leasing of its assets and properties, or the conduct or nature of its business, makes such qualification, licensing or admission necessary, except for such failures to be so qualified, licensed or admitted and in good standing which, individually or in the aggregate, are not having and would not reasonably be expected to have a material adverse effect on Corel and its Subsidiaries taken as a whole. Section 4.01 of the letter dated the date hereof and delivered by Corel and Sub to Micrografx concurrently with the original execution and delivery of this Agreement (the "Corel Disclosure Letter") sets forth (i) the name and jurisdiction of incorporation of each Subsidiary of Corel, (ii) its authorized capital stock, (iii) the number of issued and outstanding shares of its capital stock and (iv) the record owners of such shares. Except for interests in the Subsidiaries of Corel and as disclosed in Section 4.01 of the Corel Disclosure Letter, Corel does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, limited liability company, joint venture or other business association or entity (other than (i) non-controlling investments in the ordinary course of business and corporate partnering, development, cooperative marketing and similar undertakings and arrangements entered into in the ordinary course of business and (ii) other investments of less than $1,000,000). Corel has previously made available to Micrografx correct and complete copies of the Certificate and Articles of Amalgamation and bylaws (or other comparable charter documents) of Corel.

   4.02 Capital Stock.

     (a) As of the date of this Agreement, the authorized capital stock of Corel consists solely of an unlimited number of common shares of Corel ("Corel Common Stock"), an unlimited number of preferred shares, issuable in series, and a first series of 24,000,000 Series A Participating Convertible Preferred Shares ("Series A Preferred Stock"). As of the date of this Agreement, 73,761,044 shares of Corel Common Stock and 24,000,000 Series A Preferred Shares are issued and outstanding, options for 713,174 shares of Corel Common Stock are granted and outstanding under the Corel Stock Option Plan as last amended as of January 18, 2000 (the "Corel Stock Option Plan") and options for 2,130,174 shares of Corel Common Stock are granted and outstanding under the Corel Stock Option Plan 2000 as amended and restated as of February 13, 2001 (the "Corel Stock Option Plan 2000") and warrants for 169,500 shares of Corel Common Stock are issued and outstanding to an investor and warrants for 113,000 shares of Corel Common Stock are issued and outstanding to advisors to Corel. All of the issued and outstanding shares of Corel Common Stock are, and all shares reserved for issuance will be, upon issuance in accordance with the terms specified in the instruments or agreements pursuant to which they are issuable, duly authorized, validly issued, fully paid and nonassessable. Except pursuant to this Agreement and the rights agreement dated February 11, 1999, amended and restated as of March 31, 1999 between Corel and Computershare Trust Company of Canada (predecessor to Montreal Trust Company of Canada), as Rights Agent ("Corel Rights Agreement") and except as set forth in Section 4.02 of the Corel Disclosure Letter, there are no outstanding Options obligating Corel or any of its Subsidiaries to issue or sell any shares of capital stock of Corel or to grant, extend or enter into any Option with respect thereto.

     (b) Except as disclosed in Section 4.02 of the Corel Disclosure Letter or as described above in this Section 4.02, all of the outstanding shares of capital stock of each Subsidiary of Corel are duly authorized, validly issued, fully paid and nonassessable and are owned, beneficially and of record, by Corel or a Subsidiary wholly owned, directly or indirectly, by Corel, free and clear of any Liens. Except pursuant to the Corel Rights Agreement or as disclosed in Section 4.02 of the Corel Disclosure Letter, there are no (i) outstanding Options obligating Corel or any of its Subsidiaries to issue or sell any shares of capital stock of any Subsidiary of Corel or to grant, extend or enter into any such Option; (ii) outstanding bonds, debentures or other evidences of indebtedness of Corel having the right to vote (or that are convertible for or exercisable into securities having the right to vote) with the holders of Corel Common Stock on any matter; or (iii) voting trusts, proxies or other commitments, understandings, restrictions or arrangements in favor of any person other than Corel or a Subsidiary wholly owned, directly or indirectly, by Corel with respect to the voting of or the right to participate in dividends or other earnings on any capital stock of any Subsidiary of Corel.

     (c) Except as disclosed in Section 4.02 of the Corel Disclosure Letter, there are no outstanding contractual obligations of Corel or any Subsidiary of Corel to repurchase, redeem or otherwise acquire any shares of Corel Common Stock or any capital stock of any Subsidiary of Corel or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any Subsidiary of Corel or any other person.

   4.03 Authority Relative to This Agreement. Each of Corel and Sub has full corporate power and authority to enter into this Agreement and, to perform its obligations hereunder and to consummate the transactions contemplated hereby. On or prior to the date hereof, the execution, delivery and performance of this Agreement by each of Corel and Sub and the consummation by each of Corel and Sub of the transactions contemplated hereby have been duly and validly approved by its Board of Directors and by the sole shareholder of Sub, and no other corporate proceedings on the part of either of Corel or Sub or their shareholders are necessary to authorize the execution, delivery and performance of this Agreement by Corel and Sub and the consummation by Corel and Sub of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by each of Corel and Sub and, assuming due and valid authorization, execution and delivery hereof by the other parties hereto, constitutes a legal, valid and binding agreement of each of Corel and Sub enforceable against each of Corel and Sub in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

   4.04 Non-Contravention; Approvals and Consents.

     (a) The execution and delivery of this Agreement by each of Corel and Sub do not, and the performance by each of Corel and Sub of its obligations hereunder and the consummation of the transactions contemplated hereby will not, conflict with, result in a violation or breach of, constitute (with or without notice or lapse of time or both) a default under, result in or give rise to any right of payment or reimbursement, termination, cancellation, modification or acceleration of, or result in the creation or imposition of any Lien upon any of the assets or properties of Corel or any of its Subsidiaries under, any of the terms, conditions or provisions of (i) the certificates or articles of amalgamation or bylaws (or other comparable charter documents) of Corel or any of its Subsidiaries, or (ii) subject to the taking of the actions described in paragraph (b) of this Section, (x) any laws or orders of any Governmental or Regulatory Authority applicable to Corel or any of its Subsidiaries or any of their respective assets or properties or (y) to the knowledge of Corel any Contracts to which Corel or any of its Subsidiaries is a party or by which Corel or any of its Subsidiaries or any of their respective assets or properties is bound, excluding from the foregoing clauses (x) and (y) conflicts, violations, breaches, defaults, payment or reimbursement obligations, terminations, cancellations, modifications, accelerations and creations and impositions of Liens which, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on Corel and its Subsidiaries taken as a whole or on the ability of Corel and Sub to consummate the transactions contemplated by this Agreement.

     (b) Except (i) for the filing of a premerger notification report by Corel under the HSR Act, (ii) for the filing of the Registration Statement with the SEC pursuant to the Exchange Act and the Securities Act, the declaration of the effectiveness of the Registration Statement by the SEC and filings with various Canadian provincial and state securities authorities that are required in connection with the transactions contemplated by this Agreement, (iii) for the filing of the Certificate of Merger and other appropriate merger documents required by the DL with the Secretary of State and the filing of the Articles of Merger with the Texas Secretary of State under the TL and appropriate documents with the relevant authorities of other states in which the Constituent Corporations are qualified to do business, (iv) as may be required under applicable requirements of the Competition Act (Canada) and the Investment Canada Act (Canada), (v) as may be required by the by-laws, rules, regulations or policies of the TSE in respect of the Corel Common Stock to be issued in the Merger and upon the exercise of the Micrografx Options to be assumed by Corel by reason of the Merger and the listing of such Corel Common Stock on such stock exchanges, (vi) such filings as are required to be made under the Canada Business Corporations Act or under Canadian securities laws, and
  (vii) as disclosed in Section 4.04 of the Corel Disclosure Letter, no consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority, to the knowledge of Corel, or other public or private third party is necessary or required under any of the terms, conditions or provisions of any law or order of any Governmental or Regulatory Authority or any Contract to which Corel or any of its Subsidiaries is a party or by which Corel or any of its Subsidiaries or any of their respective assets or properties is bound for the execution and delivery of this Agreement by each of Corel and Sub, the performance by each of Corel and Sub of its obligations hereunder or the consummation by Corel of the transactions contemplated hereby, other than such consents, approvals, actions, filings and notices which the failure to make or obtain, as the case may be, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on Corel and its Subsidiaries taken as a whole or on the ability of Corel and Sub to consummate the transactions contemplated by this Agreement.

     (c) (i) The issuance of the Corel Common Stock and the Corel PRs will be exempt from the prospectus and registration requirements of the securities laws of the Province of Ontario and no other documents will be required to be filed, proceedings taken or approvals, permits, consents or authorizations or regulatory authorities obtained under the securities laws of the Province of Ontario in respect of the issuance and delivery by Corel of the Corel Common Stock or the Corel PRs.

       (ii) The issuance of the Corel Common Stock upon exercise of the Corel PRs will be exempt from the prospectus and registration requirements of the securities laws of the Province of Ontario and no other documents will be required to be filed, proceedings taken or approvals, permits, consents or authorizations or regulatory authorities obtained under the securities laws of the Province of Ontario in respect of the issuance and delivery by Corel of the Corel Common Stock provided that no commission or other remuneration is paid or given to others for the trade except for ministerial or professional services as for services performed by a registered dealer.

       (iii) No other documents will be required to be filed, proceedings taken or approvals, permits, consents, orders or authorizations of regulatory authorities required to be obtained under the securities laws of the Province of Ontario in connection with the first trade of the Corel Common Stock issued at the Effective Time or the Corel Common Stock issued upon the exercise of the Corel PRs made through a registrant registered under the securities laws of the Province of Ontario who has complied with such applicable laws, provided that:

         (A) Corel is a reporting issuer as defined in the Securities Act (Ontario);

         (B) the vendor of such securities is not in a "special relationship" with Corel or, if so, the vendor has reasonable grounds for believing the Corporation is not in default of the Securities Act (Ontario) or the Regulation thereunder;

         (C) disclosure to the Ontario Securities Commission has been made of the exempt trade;

         (D) no unusual effort is made to prepare the market or to create a demand for the securities subject to such trade and no extraordinary commission or consideration is paid in respect of such trade; and

         (E) such trade is not a "control person distribution" (as defined in Ontario Securities Commission Rule 14-501).

   4.05 Reports and Financial Statements. Corel has made available to Micrografx prior to the execution of this Agreement a true and complete copy of each form, report, schedule, registration statement, definitive proxy statement and other document (together with all amendments thereof and supplements thereto) filed by Corel or any of its Subsidiaries with Canadian securities regulatory authorities and the SEC, the TSE and Nasdaq since January 1, 1997 (as such documents have since the time of their filing been amended or supplemented, the "Corel Reports"), which are all the documents (other than preliminary material) that Corel and its Subsidiaries were required to file with the SEC, Canadian securities regulatory authorities and the TSE since such date. As of their respective dates, the Corel Reports (i) complied as to form in all material respects with the requirements of the Securities Act or the Exchange Act or Canadian securities laws and the TSE, and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited interim consolidated financial statements (including, in each case, the notes, if any, thereto) included in the Corel Reports (the "Corel Financial Statements") complied as to form in all material respects with the published rules and regulations of the Canadian securities regulatory authorities with respect thereto, were prepared in accordance with generally accepted accounting principles in Canada ("Canadian GAAP") applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto and except with respect to unaudited statements as permitted by Canadian securities laws) and fairly present (subject, in the case of the unaudited interim financial statements, to the absence of certain footnotes and to normal, recurring year-end audit adjustments and to the absence of complete notes (which would not reasonably be expected to, individually or in the aggregate, be materially adverse to Corel and its Subsidiaries taken as a whole)) the consolidated financial position of Corel and its consolidated subsidiaries as at the respective dates thereof and the consolidated results of their operations and cash flows for the respective periods then ended. Except as set forth in Section 4.05 of the Corel Disclosure Letter, each Subsidiary of Corel is treated as a consolidated subsidiary of Corel in the Corel Financial Statements for all periods covered thereby.

   4.06 Absence of Certain Changes or Events. Except as disclosed in the Corel Reports filed prior to the date of this Agreement or in Section 4.06 of the Corel Disclosure Letter:

     (a) since May 31, 2001, there has not been any change, event or development having, or that would reasonably be expected to have, individually or in the aggregate, a material adverse effect on Corel and its Subsidiaries taken as a whole, and

     (b) between such date and the date hereof Corel and its Subsidiaries have conducted their respective businesses only in the ordinary course substantially consistent with past practice.

   4.07 Absence of Undisclosed Liabilities. Except as disclosed in the Corel Reports filed prior to this Agreement, or for matters reflected or reserved against in the consolidated balance sheet of Corel and its consolidated subsidiaries dated May 31, 2001 included in the Corel Financial Statements or as disclosed in Section 4.07 of the Corel Disclosure Letter, neither Corel nor any of its Subsidiaries had at such date, or has incurred since that date, any liabilities or obligations (whether absolute, accrued, contingent, fixed or otherwise, or whether due or to become due) of any nature that would be required by Canadian GAAP to be reflected on a consolidated balance sheet of Corel and its consolidated subsidiaries (including the notes thereto), except liabilities or obligations (i) which were incurred in the ordinary course of business consistent with past practice or (ii) which have not been, and would not reasonably be expected to be, individually or in the aggregate, materially adverse to Corel and its Subsidiaries taken as a whole.

   4.08 Legal Proceedings. Except as disclosed in the Corel Reports filed prior to the date of this Agreement or in Section 4.08 of the Corel Disclosure Letter, (i) there are no actions, suits, arbitrations or proceedings pending or, to the knowledge of Corel, threatened against, relating to or affecting, nor to the knowledge of Corel are there any Governmental or Regulatory Authority investigations or audits pending or threatened against, relating to or affecting, Corel or any of its Subsidiaries or affiliates or any of their respective assets and properties which, individually or in the aggregate, would reasonably be expected to have a material adverse effect on Corel and its Subsidiaries taken as a whole or on the ability of Corel and Sub to consummate the transactions contemplated by this Agreement, and (ii) neither Corel nor any of its Subsidiaries nor affiliates is subject to any order of any Governmental or Regulatory Authority which, individually or in the aggregate, is having or would reasonably be expected to have a material adverse effect on Corel and its Subsidiaries taken as a whole or on the ability of Corel and Sub to consummate the transactions contemplated by this Agreement.

   4.09 Information Supplied. The registration statement on Form S-4 to be filed with the SEC by Corel in connection with the issuance of shares of Corel Common Stock and Corel PRs in the Merger, as amended or supplemented from time to time (as so amended and supplemented, the "Registration Statement"), and any other documents to be filed by Corel with the SEC, Canadian securities regulatory authorities, the TSE or any other Governmental or Regulatory Authority in connection with the Merger and the other transactions contemplated hereby will (in the case of the Registration Statement and any such other documents filed with the SEC under the Securities Act or the Exchange Act, with Canadian securities regulatory authorities under Canadian securities laws or with the TSE) comply as to form in all material respects with the requirements of the Exchange Act, the Securities Act or comparable Canadian laws, respectively, and will not, on the date of its filing or, in the case of the Registration Statement, at the time it becomes effective under the Securities Act, at the date the Proxy Statement is mailed to shareholders of Micrografx and at the times of the Micrografx Shareholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation is made by Corel or Sub with respect to information supplied in writing by or on behalf of Micrografx expressly for inclusion therein and information incorporated by reference therein from documents filed by Micrografx or any of its Subsidiaries with the SEC, Canadian securities regulatory authorities or the TSE.

   4.10 Compliance with Laws and Orders. Corel and its Subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals of all Governmental and Regulatory Authorities necessary for the lawful conduct of their respective businesses as presently conducted (the "Corel Permits"), except for failures to hold such permits, licenses, variances, exemptions, orders and approvals which, individually or in the aggregate, are not having and would not reasonably be expected to have a material adverse effect on Corel and its Subsidiaries taken as a whole. Corel and its Subsidiaries are in compliance with the terms of the Corel Permits, except failures so to comply which, individually or in the aggregate, are not having and would not reasonably be expected to have a material adverse effect on Corel and its Subsidiaries taken as a whole. Except as disclosed in the Corel Reports filed prior to the date of this Agreement, Corel and its Subsidiaries are not in violation of or default under any law or order of any Governmental or Regulatory Authority, except for such violations or defaults which, individually or in the aggregate, are not having and would not reasonably be expected to have a material adverse effect on Corel and its Subsidiaries taken as a whole.

   4.11 Sub. Sub is a newly-formed wholly-owned subsidiary of Corel that has not engaged in any operations through the Closing Date.

   4.12 Ownership of Micrografx Common Stock. Neither Corel nor any of its Subsidiaries beneficially owns any shares of Micrografx Common Stock.

   4.13 Reporting Issuer. Corel is a reporting issuer for purposes of the Securities Act (Ontario) and is not on the list of defaulting reporting issuers maintained pursuant to Section 72(8) of the Securities Act (Ontario).

   4.14 Issuance of Capital Stock. All issued and outstanding shares of Corel capital stock are duly authorized, validly issued, fully paid and nonassessable, and all shares of Corel Common Stock reserved for issuance pursuant to the Corel PRs will be, upon issuance in accordance with the terms specified in this Agreement, duly authorized, validly issued, fully paid and nonassessable.

   4.15 Taxes.

     (a) Corel will have been engaged in an active trade or business outside of the United States, within the meaning of Treasury Regulation Section 1.367(a)-2T(b)(2) and (3), for the entire 36-month period immediately before the Effective Time. Corel does not have any intention, and will not have an intention at the Effective Time, to substantially dispose of or discontinue such trade or business. As of the date hereof but not as of any other date, Corel represents that it satisfies the substantiality test contained in Treasury Regulation Section 1.367(a)-3(c)(3).

     (b) Corel has not taken and, unless the Cash Alternative is elected by Corel, will not take any action to prevent, nor has it any knowledge of any fact or circumstance reasonably likely to prevent, the Merger from qualifying as a tax free reorganization within the meaning of Section 368 of the Code, other than the possible election of the Cash Alternative by Corel.

                                   ARTICLE V

                                   Covenants

   5.01 Covenants of Micrografx. Except (i) as otherwise expressly contemplated by this Agreement or (ii) as set forth in Micrografx's Disclosure Letter, at all times from and after the date hereof until the Effective Time, Micrografx covenants and agrees as to itself and its Subsidiaries that (except as expressly contemplated or permitted by this Agreement or to the extent that Corel shall otherwise previously consent in writing):

     (a) Micrografx and each of its Subsidiaries shall conduct their respective businesses only in, and Micrografx and each of its Subsidiaries shall refrain from taking any action except in, the ordinary course consistent in all material respects with past practice.

     (b) Without limiting the generality of paragraph (a) of this Section,

       (i) Micrografx and its Subsidiaries shall use all commercially reasonable efforts to preserve substantially intact in all material respects their present business organization, to maintain its existence in good standing, to keep available the services of its key officers and employees, to maintain its assets and properties in good working order and condition, ordinary wear and tear and obsolescence excepted, to maintain insurance on its tangible assets and businesses in such amounts and against such risks and losses as are currently in effect, to preserve its relationships with customers and suppliers and others having significant business dealings with it and to comply in all material respects with all laws and orders of all Governmental or Regulatory Authorities applicable to it.

       (ii) Micrografx shall not and shall not permit any of its Subsidiaries to:

         (A) amend its certificate or articles of incorporation or bylaws (or other comparable corporate charter documents);

         (B) (i) declare, set aside or pay any dividends on or make other distributions in respect of any of its capital stock, except for the declaration and payment of dividends by a wholly-owned Subsidiary solely to its parent corporation, (ii) split, combine, reclassify or take similar action with respect to any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, (iii) adopt a plan of complete or partial liquidation or resolutions providing for or authorizing such liquidation or a dissolution, merger, consolidation, restructuring, recapitalization or other reorganization or (iv) directly or indirectly redeem, repurchase or otherwise acquire any shares of its capital stock or any Option with respect thereto;

         (C) issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock or any Option with respect thereto other than (i) the issuance of Micrografx Common Stock pursuant to options granted under the Micrografx ESOP, in each case outstanding on the date of this Agreement and in accordance with their present terms, (ii) the issuance of options pursuant to the Micrografx ESOP in accordance with their present terms and only after consent of Corel and the issuance of shares of Micrografx Common Stock upon exercise of such options, (iii) the issuance by a wholly-owned Subsidiary of its capital stock to its parent corporation or modify rights of shares or options, and (iv) the issuance of Micrografx Common Stock pursuant to outstanding warrants;

         (D) except as otherwise contemplated by this Agreement acquire (by merging or consolidating with, or by purchasing an equity interest in or a portion of the assets of, or by any other manner) any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets other than in the ordinary course of its business consistent with past practice;

         (E) other than in the ordinary course of its business consistent with past practice, sell, lease, grant any security interest in or otherwise dispose of or encumber any of its assets or properties;

         (F) except to the extent required by applicable law,

                 (i) permit any material change in (A) any pricing, marketing, purchasing, investment, accounting (except as required by applicable law or due to changes in the accounting standards applicable to Micrografx), financial reporting, inventory, credit, allowance or tax practice or policy or (B) any method of calculating any bad debt, contingency or other reserve for accounting, financial reporting or tax purposes or (ii) make any material tax election or settle or compromise any material income tax liability with any Governmental or Regulatory Authority;

         (G) (i) incur (which shall not be deemed to include entering into credit agreements, lines of credit or similar arrangements until borrowings are made under such arrangements) any indebtedness or borrowed money or guarantee any such indebtedness other than trade payables and loans to wholly-owned subsidiaries and loans in the ordinary course of its business substantially consistent with past practice or (ii) voluntarily purchase, cancel, prepay or otherwise provide for a complete or partial discharge in advance of a scheduled repayment date with respect to, or waive any right under, any indebtedness for borrowed money other than in the ordinary course of its business substantially consistent with past practice;

         (H) except as contemplated in Section 2.01(e), enter into, adopt, amend in any material respect (except as may be required by applicable law) or terminate any Micrografx Employee Benefit Plan or other agreement, arrangement, plan or policy between Micrografx or one of its Subsidiaries and one or more of its directors, officers or employees, or, except for normal increases in the ordinary course of business substantially consistent with past practice that, in the aggregate, do not result in a material increase in benefits or compensation expense to Micrografx and its Subsidiaries taken as a whole, increase in any manner the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any plan or arrangement in effect as of the date hereof;

         (I) enter into any Contract or amend or modify any existing Contract, or engage in any new transaction, in each case outside the ordinary course of business substantially consistent with past practice or not on an arm's length basis, with any affiliate of Micrografx or any of its Subsidiaries;

         (J) make any capital expenditures or commitments for additions to plant, property or equipment constituting capital assets except in the ordinary course of business substantially consistent with past practice;

         (K) make any change in the lines of business in which it participates or is engaged;

         (L) pay, discharge, satisfy, waive, settle or release any material claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business substantially consistent with past practice;

         (M) settle or compromise any claim brought by any present, former or purported holder of any of its securities in connection with the transactions contemplated by this Agreement prior to the Effective Time without the prior written consent of Corel; or

         (N) enter into any Contract, commitment or arrangement to do or engage in any of the foregoing.

   Notwithstanding the other terms of this Section 5.01, nothing contained herein shall limit the ability of Micrografx or of any of its Subsidiaries to
(i) negotiate, settle, discharge, obtain discounts to and pay trade payables,
(ii) negotiate, settle, pay, discharge or amend and obtain a discount with respect to the Intergraph Debentures as contemplated in Section 2.01(c)(i),
(iii) negotiate, pay, settle, discharge or issue shares of Micrografx Common Stock in exchange for all indebtedness evidenced by those certain convertible notes issued by Micrografx in the aggregate principal amount of $939,000, (iv) issue, in the manner contemplated in Section 2.01(e) and (g), Micrografx Common Stock pursuant to the exercise of warrants or options to purchase shares of Micrografx Common Stock outstanding as of the date of this Agreement, (v) borrow up to $2.5 million, the proceeds of which will be used to reduce Micrografx's indebtedness and otherwise provide operating capital to Micrografx, and (vi) amend the rights of holders of Micrografx Series A Stock; provided that, except as expressly permitted herein as such actions shall be on terms and conditions acceptable to Corel, acting reasonably.

   5.02 No Solicitations. At all times from and after the date hereof until the Effective Time, Micrografx covenants and agrees as to itself and its Subsidiaries (a) that neither it nor any of its Subsidiaries shall, directly or indirectly, and it shall use its best efforts to cause its Representatives (as defined in Section 9.18) not to, knowingly initiate, solicit or encourage, directly or indirectly, any inquiries or the making or implementation of any proposal or offer (including, without limitation, any proposal or offer to its shareholders) with respect to a merger, consolidation or other business combination including Micrografx or any of its Subsidiaries or any acquisition or similar transaction (including, without limitation, a tender or exchange offer) involving the purchase of (i) all or any significant portion of the assets of Micrografx and its Subsidiaries taken as a whole, (ii) 20% or more of the outstanding shares of Micrografx's Common Stock or (iii) 20% of the outstanding shares of the capital stock of any Subsidiary of Micrografx (any such proposal or offer being hereinafter referred to as an "Alternative Proposal"), or engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person or group relating to an Alternative Proposal (excluding the transactions contemplated by this Agreement), or otherwise knowingly facilitate any effort or attempt to make or implement an Alternative Proposal; (b) that it will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties with respect to any of the foregoing, and it will take the necessary steps to inform such parties of its obligations under this Section; and (c) that it will notify Corel immediately if any such inquiries, proposals or offers, written or oral, are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with, it or any of such persons; provided, however, that nothing contained in this Section 5.02 shall prohibit the Board of Directors of Micrografx or its Representatives from (i) furnishing information to (but only pursuant to a confidentiality agreement in customary form and having terms and conditions no less favorable to Micrografx than the Confidentiality Agreement, a copy of which shall be provided promptly to Corel) or entering into discussions or negotiations with any person or group that makes an unsolicited bona fide Alternative Proposal, if, and only to the extent that, prior to receipt of the Micrografx Shareholders' Approval, (i) based upon the advice of outside counsel, determines in good faith and in its reasonable judgment that such action is likely required for the Board of Directors to comply with its fiduciary duties to shareholders imposed by applicable law, and
(ii) based on the advice of Micrografx's financial advisor, determines in good faith and in its reasonable judgment that such Alternative Proposal is reasonably likely to result in a Superior Proposal (as defined herein), (B) three business days prior to furnishing such information to, or entering into discussions or negotiations with, such person or group and proposed terms of the transaction, Micrografx provides written notice to Corel to the effect that it is furnishing information to, or entering into discussions or negotiations with, such person or group, which notice shall identify such person or group and proposed terms of the transaction in reasonable detail, and (C) Micrografx keeps Corel informed of the status and all material information with respect to any such discussions or negotiations and information furnished to the other party; (ii) to the extent required, complying with Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act with regard to an Alternative Proposal. Nothing in this Section 5.02 shall (x) permit Micrografx to terminate this Agreement (except as specifically provided in Article VIII), (y) permit any party to enter into any agreement with respect to an Alternative Proposal for so long as this Agreement remains in effect (it being agreed that for so long as this Agreement remains in effect, Micrografx shall not enter into any agreement with any person or group that provides for, or in any way facilitates, an Alternative Proposal (other than a confidentiality agreement under the circumstances described above)), or (z) affect any other obligation of any party under this Agreement.

   5.03 Covenants of Corel. Except (i) as otherwise contemplated by this Agreement, (ii) as required by applicable law or rule of any stock exchange or over-the-counter market, or (iii) as set forth in Corel's Disclosure Letter, at all times from and after the date hereof until the Effective Time, Corel covenants and agrees as to itself and its Subsidiaries that (except as expressly contemplated or permitted by this Agreement, or to the extent that Micrografx shall otherwise previously consent in writing):

     (a) Corel shall cause Sub to (i) perform its obligations under this Agreement in accordance with its terms, (ii) not incur directly or indirectly any liabilities or obligations other than those incurred in connection with the Merger, and (iii) not engage directly or indirectly in any business or activities of any type or kind and not enter into any agreements or arrangements with any person, or be subject to or bound by any obligation or undertaking, which is not contemplated by this Agreement.

     (b) Corel and its Subsidiaries shall use all commercially reasonable efforts to preserve substantially intact in all material respects their present business organization and reputation, to maintain its existence in good standing, to keep available the services of its key officers and employees, to maintain its assets and properties in good working order and condition, ordinary wear and tear excepted, to maintain insurance on its tangible assets and businesses in such amounts and against such risks and losses as are currently in effect, to preserve its relationships with customers and suppliers and others having significant business dealings with it and to comply in all material respects with all laws and orders of all Governmental or Regulatory Authorities applicable to it.

   5.04 Third Party Standstill Agreements. Micrografx agrees that, during the period from the date of this Agreement through the Effective Time, neither it nor any of its Subsidiaries shall terminate, amend, modify or waive any provision of any confidentiality or standstill agreement to which it is a party. During such period, Micrografx shall enforce, to the extent necessary to prevent a breach and to the fullest extent permitted under applicable law, the provisions of any such agreement, including, but not limited to, by obtaining injunctions and to enforce specifically the terms and provisions thereof in any court having jurisdiction.

   5.05 Purchases of Capital Stock of the Other Party. Each of Micrografx and Corel (each, a "Principal Party") agrees that, during the period from the date hereof through the Effective Time, neither it nor any of its Subsidiaries or other affiliates will purchase any shares of capital stock of the other Principal Party.

   5.06 Advice of Changes. Each Principal Party shall confer on a regular and frequent basis with the other with respect to its business and operations and other matters relevant to the Merger, and shall promptly advise the other, orally and in writing, of any change or event, including, without limitation, any complaint, investigation or hearing by any Governmental or Regulatory Authority (or communication indicating the same may be contemplated) or the institution or threat of litigation, having, or which, insofar as can be reasonably foreseen, could have, a material adverse effect on such Principal Party and its Subsidiaries taken as a whole or on the ability of such Principal Party to consummate the transactions contemplated hereby; provided that no party shall be required to make any disclosure to the extent such disclosure would constitute a violation of any applicable law.

   5.07 Notice and Cure. Each Principal Party will notify the other of, and will use all commercially reasonable efforts to cure before the Closing, any event, transaction or circumstance, as soon as practical after it becomes known to such Principal Party, that causes or will cause any covenant or agreement of such Principal Party under this Agreement to be breached or that renders or will render untrue any representation or warranty of such Principal Party contained in this Agreement. Each Principal Party also will notify the other in writing of, and will use all commercially reasonable efforts to cure, before the Closing, any violation or breach, as soon as practical after it becomes known to such party, of any representation, warranty, covenant or agreement made by such Principal Party. No notice given pursuant to this paragraph shall have any effect on the representations, warranties, covenants or agreements contained in this Agreement for purposes of determining satisfaction of any condition contained herein.

   5.08 Fulfillment of Conditions. Subject to the terms and conditions of this Agreement, each Principal Party will take or cause to be taken all commercially reasonable steps necessary or desirable and proceed diligently and in good faith to satisfy each condition to the other's obligations contained in this Agreement and to consummate and make effective the transactions contemplated by this Agreement, and neither Principal Party will, nor will it permit any of its Subsidiaries, officers, directors, employee or agents to, take or fail to take any action that could be reasonably expected to result in the nonfulfillment of any such condition.

                                   ARTICLE VI

                             Additional Agreements

   6.01 Access to Information; Confidentiality. Each Principal Party shall, and shall cause each of its Subsidiaries to, throughout the period from the date hereof to the Effective Time, (i) provide the other Principal Party and its Representatives with full access, upon reasonable prior notice and during normal business hours, to all officers, employees, agents and accountants of such Principal Party and its Subsidiaries and their respective assets, properties, books and records, but only to the extent that such access does not unreasonably interfere with the business and operations of such Principal Party and its Subsidiaries, and (ii) furnish promptly to such persons (x) a copy of each report, statement, schedule and other document filed or received by such Principal Party or any of its Subsidiaries pursuant to the requirements of federal or state securities laws and each material report, statement, schedule and other document filed with any other Governmental or Regulatory Authority, and (y) all other information and data (including, without limitation, copies of Contracts, Micrografx Employee Benefit Plans, and other books and records) concerning the business and operations of such Principal Party and its Subsidiaries as the other party or any of such other persons reasonably may request. Notwithstanding anything herein to the contrary, nothing herein shall require any Principal Party or any of its

Subsidiaries to disclose any information to the other Principal Party or any of its Representatives if such disclosure would be in violation of (i) any applicable law or regulation of any Governmental or Regulatory Authority, or
(ii) any agreement to which such Principal Party is a party on the date hereof. No investigation pursuant to this paragraph or otherwise shall affect any representation or warranty contained in this Agreement or any condition to the obligations of the parties hereto. Any such information or material obtained pursuant to this Section 6.01 that constitutes "Confidential Information" (as such term is defined in the letter agreement dated as of May 25, 2001 between Micrografx and Corel (the "Confidentiality Agreement") shall be governed by the terms of the Confidentiality Agreement.

   6.02 Preparation of Registration Statement and Proxy Statement. Micrografx and Corel shall prepare and file with the SEC, applicable Canadian securities regulatory authorities and the TSE as soon as reasonably practicable after the date hereof, the Proxy Statement. Corel shall prepare and file with the SEC, as soon as reasonably practicable after the date hereof, the Registration Statement, in which the Proxy Statement will be included. Corel and Micrografx shall use their best efforts to have the Registration Statement declared effective by the SEC as promptly as practicable after such filing. Corel shall also take any action (other than qualifying as a foreign corporation or taking any action which would subject it to taxation or service of process in any jurisdiction where Corel is not now so qualified or subject) required to be taken under applicable state blue sky or provincial or federal securities laws in connection with the issuance and resale of Corel Common Stock and the issuance of the Corel PRs in connection with the Merger. If at any time prior to the Effective Time any event shall occur that should be set forth in an amendment of or a supplement to the Registration Statement, Corel shall prepare and file with the SEC such amendment or supplement as soon thereafter as is reasonably practicable. Corel, Sub and Micrografx shall cooperate with each other in the preparation of the Registration Statement and the Proxy Statement and any amendment or supplement thereto, and each shall notify the other of the receipt of any comments of the SEC with respect to the Registration Statement or the Proxy Statement and of any requests by the SEC for any amendment or supplement thereto or for additional information, and shall provide to the other promptly copies of all correspondence between Corel or Micrografx, as the case may be, or any of its Representatives and the SEC with respect to the Registration Statement or the Proxy Statement. Corel shall give Micrografx and its counsel the opportunity to review the Registration Statement and all responses to requests for additional information by and replies to comments of the SEC before their being filed with, or sent to, the SEC. Each of Micrografx, Corel and Sub agrees to use its best efforts, after consultation with the other parties hereto, to respond promptly to all such comments of and requests by the SEC and to cause (i) the Registration Statement to be declared effective by the SEC at the earliest practicable time and to be kept effective as long as is necessary to consummate the Merger, and (ii) the Proxy Statement to be mailed to the holders of Micrografx Common Stock entitled to vote at the meeting of the shareholders of Micrografx at the earliest practicable time.

   6.03 Approval of Shareholders of Micrografx.

     (a) Micrografx shall, through its Board of Directors duly call, give notice of, convene and hold a meeting of the holders of Micrografx Common Stock and hold a meeting or obtain consent from its holders of Micrografx Series A Stock (the "Micrografx Shareholders' Meeting") for the purpose of voting on the approval of the Merger and this Agreement (the "Micrografx Shareholders' Approval"). Micrografx shall, through its Board of Directors, include in the Proxy Statement the recommendation of the Board of Directors of Micrografx that the shareholders of Micrografx approve the Merger and this Agreement, and shall use its reasonable best efforts to solicit proxies in order to obtain such adoption. At such meeting, Corel shall, and shall cause its Subsidiaries to, cause all shares of Micrografx Common Stock then owned by Corel or any such Subsidiary to be voted in favor of the approval of the Merger and of this Agreement. If Shareholders' Approval is not obtained at the initial Micrografx Shareholders' Meeting, the shareholders' meeting shall be adjourned a minimum of two times for the purposes of seeking approval of the Merger and this Agreement.

     (b) Corel and Micrografx shall coordinate and cooperate with respect to the timing of the Micrografx Shareholders' Meeting and Micrografx shall use its reasonable best efforts to cause the Micrografx Shareholders' Meeting to be held as soon as practicable after the date hereof.

   6.04 Micrografx Affiliates. At least 30 days prior to the Closing Date, Micrografx shall deliver a letter to Corel identifying all persons who, at the time of the Micrografx Shareholders' Meeting, may, in Micrografx's reasonable judgment, be deemed to be "affiliates" (as such term is used in Rule 145 under the Securities Act) of Micrografx ("Micrografx Affiliates"). Micrografx shall use its reasonable best efforts to cause each Micrografx Affiliate to deliver to Corel on or prior to the Closing Date a written agreement substantially in the form and to the effect of Exhibit C hereto (an "Affiliate Agreement").

   6.05 Stock Exchange Listing. Corel shall use its reasonable best efforts to cause the shares of Corel Common Stock issuable at the Effective Time and upon exercise of the Corel PRs to be approved for listing on the TSE and on Nasdaq, subject to official notice of issuance, prior to the Effective Time.

   6.06 Certain Tax Matters. Unless the Cash Alternative is elected by Corel, Corel and Micrografx shall not take or fail to take any action which action or failure would cause the Merger not to qualify as a reorganization under the provisions of Section 368(a) of the Code or cause the failure to obtain the opinion of counsel referred to in Section 7.02(e) or 7.03(e), other than any action contemplated by this Agreement; provided, that neither Corel nor Micrografx shall be required to agree to an alteration of the amount or character of the consideration offered pursuant to Section 2.01. Nothing in this section precludes either Corel or Micrografx from taking any action that may cause gain to be recognized by any stockholder obligated to sign a gain recognition agreement under Section 367 of the Code. Notwithstanding the foregoing sentence, unless the Cash Alternative is elected by Corel, Corel and Micrografx shall comply with the "reporting requirements" of Treasury Regulation Section 1.367(a)-3(c)(6).

   6.07 Regulatory and Other Approvals. Subject to the terms and conditions of this Agreement and without limiting the provisions of Sections 6.02 and 6.03, each Principal Party will proceed diligently and in good faith to, as promptly as practicable, (a) obtain all consents, approvals or actions of, make all filings with and give all notices to Governmental or Regulatory Authorities or any other public or private third parties required of Principal Party or any of their Subsidiaries to consummate the Merger and the other matters contemplated hereby, and (b) provide such other information and communications to such Governmental or Regulatory Authorities or other public or private third parties as the other Principal Party or such Governmental or Regulatory Authorities or other public or private third parties may reasonably request in connection therewith. In addition to and not in limitation of the foregoing, each Principal Party will (i) take promptly all actions necessary to make the filings required of either of the Principal Party or their affiliates under the HSR Act and the Competition Act (Canada), (ii) comply at the earliest practicable date with any request for additional information received by such party or its affiliates from (A) the Federal Trade Commission (the "FTC") or the Antitrust Division of the Department of Justice (the "Antitrust Division") pursuant to the HSR Act and (B) any Canadian Governmental or Regulatory Authority pursuant to the Competition Act (Canada), (iii) cooperate with the other Principal Party in connection with such Principal Party's filings under the HSR Act and the Competition Act (Canada) and in connection with resolving any investigation or other inquiry concerning the Merger or the other matters contemplated by this Agreement commenced by any Governmental or Regulatory Authority of competent jurisdiction, and (iv) proceed diligently and in good faith to obtain early termination of any waiting period applicable to the Merger under the HSR Act and Competition Act (Canada).

   6.08 Micrografx Director. Corel's Board of Directors shall take action to cause the Board of Directors of Corel at the Effective Time to include one person nominated by Micrografx prior to the Effective Time, who shall be mutually agreed to by Micrografx and Corel (the "Micrografx Director"). Corel shall also recommend and support the election of the Micrografx Director or another individual nominated by the holders of a majority of the shares of Micrografx Common Stock held by holders each owning beneficially 5% of more of Micrografx Common Stock on the record date for the Micrografx Shareholders' Meeting, who shall be acceptable to Corel, to the Corel Board of Directors at Corel's 2002 annual meeting of shareholders.

   6.09 Expenses. Whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such cost or expense, except that the filing fee in connection with the filings required under the HSR Act and the Competition Act (Canada) and the expenses incurred in connection with preparing, printing and mailing the Registration Statement and the Proxy Statement (other than professional fees), as well as any filing fees relating thereto, shall be shared equally by Corel and Micrografx.

   6.10 Brokers or Finders. Each of Micrografx and Corel represents, as to itself and its affiliates, that no agent, broker, investment banker, financial advisor or other firm or person is or will be entitled to any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement, and each of Micrografx and Corel shall indemnify and hold the other harmless from and against any and all claims, liabilities or obligations with respect to any other such fee or commission or expenses related thereto asserted by any person on the basis of any act or statement alleged to have been made by such party or its affiliate.

   6.11 Takeover Statutes. If any "fair price", "moratorium", "control share acquisition" or other form of anti-takeover statute or regulation shall become applicable to the transactions contemplated hereby, each party hereto and the members of the Board of Directors of such Principal Party shall grant such approvals and take such actions as are reasonably necessary so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and thereby and otherwise act to eliminate or minimize the effects of such statute or regulation on the transactions contemplated hereby and thereby.

   6.12 Conveyance Taxes. Micrografx and Corel shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp taxes, any transfer, recording, registration and other fees, and any similar taxes which become payable in connection with the transactions contemplated by this Agreement that are required or permitted to be filed on or before the Effective Time.

   6.13 Micrografx 401(k) Plan. Micrografx shall amend the Micrografx 401(k) Plan to provide that, at the Effective Time, all participant accounts in the Micrografx 401(k) Plan will become 100% vested. Corel will, and will also cause the Surviving Corporation to, maintain the existence of the Micrografx 401(k) Plan and the current level of matching employer contribution to such Plan to a maximum of $5,000 per employee, for a period of no less than one year following the Effective Time.

   6.14 Consents. Corel, Sub and Micrografx, for itself, shall each use commercially reasonable best efforts to obtain the consent and approval of, or effect the notification of or filing with, each person or authority whose consent or approval is required of any of Corel, Sub or Micrografx, respectively, in order to permit the consummation of the Merger and the transactions contemplated by this Agreement and to enable the Surviving Corporation to conduct and operate the business of Micrografx and its subsidiaries substantially as presently conducted and as contemplated to be conducted.

   6.15 Indemnification and Insurance.

     (a) From and after the Effective Time, Corel will, and will also cause the Surviving Corporation to, fulfill and honor in all respects the obligations of Micrografx pursuant to any indemnification provisions under Micrografx's Articles of Incorporation or Bylaws as in effect on the date hereof for the benefit of its present and former directors and officers in effect on the date hereof (the "Indemnified Parties"). The Certificate of Incorporation and Bylaws of the Surviving Corporation will contain provisions with respect to exculpation and indemnification that are at least as favorable to the Indemnified Parties as those contained in the Articles of Incorporation and Bylaws of Micrografx as in effect on the date hereof, which provisions will not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would adversely affect the rights thereunder of individuals who, immediately prior to the Effective Time, were directors, officers, employees or agents of Micrografx, unless such modification is required by law.

     (b) For a period of six years after the Effective Time, Corel will, or will cause the Surviving Corporation to, use all commercially reasonable efforts to maintain in effect, if available at a premium which is not more than twice the premium currently paid by Micrografx, directors' and officers' liability insurance covering those persons who are currently covered by Micrografx's directors' and officers' liability insurance policy on terms substantially similar to those applicable to the current directors and officers of Micrografx, and if such premium during the six year period equals or exceeds twice the premium currently paid by Micrografx, Corel will, or will cause the Surviving Corporation to maintain such insurance as is available for such maximum premium as Corel is obligated to pay hereunder.

     (c) The provisions of this Section 6.15 are intended to be in addition to the rights otherwise available to the Indemnified Parties by law, charter, statute, bylaw, resolution of the Board of Directors of Micrografx, and shall operate for the benefit of, and shall be enforceable by, each of the Indemnified Parties, their heirs and their representatives.

   6.16 Intergraph Debenture. Corel will repay the Subordinated Convertible Debenture dated April 16, 1999 issued by Micrografx to Intergraph Corporation in the original principal amount of $5,797,000 shortly following the Effective Date.

   6.17 Bridge Loan. As soon as reasonably practicable following the date hereof Corel shall provide to Micrografx a bridge loan in the aggregate amount of $2.5 million for use by Micrografx to reduce its indebtedness and provide operating capital. Such loan shall be extended to Micrografx by Corel on terms and conditions satisfactory to Corel, including security over all of the assets and stock of Image2Web, Inc., and Micrografx shall grant to Corel an option to purchase 80% of the stock for a purchase price equal to the amount of the loan owing from time to time, exercisable by Corel (A) upon default in repayment of the loan or (B) in the event that (i) the shareholders of Micrografx do not approve the Merger or (ii) the Merger is terminated by Micrografx or Corel in accordance with its terms.

                                  ARTICLE VII

                                   Conditions

   7.01 Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each party to effect the Merger is subject to the fulfillment or waiver, at or prior to the Closing, of each of the following conditions:

     (a) Stockholder Approval. This Agreement and the Merger shall have been approved by the requisite vote of the stockholders of Micrografx under the TL and Micrografx's Articles of Incorporation.

     (b) Registration Statement; State Securities Laws. The Registration Statement shall have become effective in accordance with the provisions of the Securities Act, and no stop order suspending such effectiveness shall have been issued by any Governmental or Regulatory Authority of competent jurisdiction and remain in effect and no proceeding seeking such an order shall be pending or threatened. Corel shall have received all state securities or "Blue Sky" permits and other authorizations, and all approvals, rulings and exceptions from applicable Canadian securities regulatory authorities, necessary to issue the Corel Common Stock and the Corel PRs, as well as the Corel Common Stock issuable upon conversion of the Corel PRs.

     (c) Exchange Listing. The shares of Corel Common Stock issuable at the Effective Time and upon exercise of the Corel PRs in accordance with this Agreement shall have been conditionally approved for listing on the TSE subject to the customary requirements of such exchange and on Nasdaq on official notice of issuance.

     (d) HSR Act and Competition Act (Canada). Any waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act and the Competition Act (Canada) shall have expired or shall have been terminated.

     (e) No Injunctions or Restraints. No competent Governmental or Regulatory Authority shall have enacted, issued, promulgated, enforced or entered any law or order (whether temporary, preliminary or permanent (collectively, "Restraints") which is then in effect and has the effect of making illegal or otherwise restricting, preventing, enjoining or prohibiting consummation of the Merger or the other transactions contemplated by this Agreement.

     (f) Governmental and Regulatory and Other Consents and Approvals. Other than the filing provided for by Section 1.03 and filings pursuant to the HSR Act and the Competition Act (Canada) which are addressed in Section 7.01(d), all consents, approvals and actions of, filings with and notices to any Governmental or Regulatory Authority of competent jurisdiction or any other public or private third parties, all as listed in Schedule 7.01(f) of the Micrografx Disclosure Letter and the Corel Disclosure Letter required of Corel, Micrografx or any of their Subsidiaries to consummate the Merger and the other matters contemplated hereby, in form reasonably satisfactory to Corel.

   7.02 Conditions to Obligation of Corel and Sub to Effect the Merger. The obligation of Corel and Sub to effect the Merger is further subject to the fulfillment, at or prior to the Closing, of each of the following additional conditions (all or any of which may be waived in whole or in part by Corel and Sub in their sole discretion):

     (a) Representations and Warranties. The representations and warranties made by Micrografx in this Agreement shall be true and correct, in all material respects (except that representations that have materiality in them shall be true as written) as of the Closing Date as though made on and as of the Closing Date or, in the case of representations and warranties made as of a specified date earlier than the Closing Date, on and as of such earlier date and Micrografx shall have delivered to Corel a certificate, dated the Closing Date and executed in the name and on behalf of Micrografx by its Chairman of the Board and Chief Executive Officer or Chief Financial Officer, to such effect.

     (b) Performance of Obligations. Micrografx shall have performed and complied with, in all material respects, each agreement, covenant and obligation required by this Agreement to be so performed or complied with by Micrografx at or prior to the Closing, and Micrografx shall have delivered to Corel a certificate, dated the Closing Date and executed in the name and on behalf of Micrografx by its Chairman of the Board and Chief Executive Officer or its Chief Financial Officer, to such effect.

     (c) All Actions. The Board of Directors and shareholders of Micrografx shall have adopted all necessary resolutions, and all other necessary corporate action shall have been taken by Micrografx and its Subsidiaries to permit the Merger.

     (d) Dissenting Stockholders. The holders of Micrografx Common Stock representing in excess of 10% of the outstanding Micrografx Common Stock shall not have exercised (and if exercised, have not withdrawn such exercise to the satisfaction of Corel by the close of business on the day after the day of the Micrografx Shareholders' Meeting), dissent or similar rights in connection with the merger.

     (e) U.S. Federal Tax Opinion. Unless the Cash Alternative is elected by Corel, Corel shall have received an opinion from Milbank, Tweed, Hadley & McCloy LLP, counsel to Corel ("Corel's Counsel"), in form and substance reasonably satisfactory to Corel, dated the Effective Time, substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing at the Effective Time, the Merger will be treated as a reorganization within the meaning of Section 368(a) of the Code. In rendering its opinion, Corel's Counsel may require and rely upon representations and covenants, including those contained in certificates of officers of Micrografx, Corel, Sub and others, reasonably satisfactory in form and substance to it.

     (f) Micrografx Counsel's Opinion. Corel shall have received an opinion from Locke Liddell & Sapp LLP ("Micrografx's Counsel"), in form and substance reasonably satisfactory to Corel, dated the Effective Time.

   7.03 Conditions to Obligation of Micrografx to Effect the Merger. The obligation of Micrografx to effect the Merger is further subject to the fulfillment, at or prior to the Closing, of each of the following additional conditions (all or any of which may be waived in whole or in part by Micrografx in its sole discretion):

     (a) Representations and Warranties. The representations and warranties made by Corel and Sub in this Agreement shall be true and correct in all material respects (except that representations that have materiality in them shall be true as written), as of the Closing Date as though made on and as of the Closing Date or, in the case of representations and warranties made as of a specified date earlier than the Closing Date, on and as of such earlier date and Corel and Sub shall each have delivered to Micrografx a certificate, dated the Closing Date and executed in the name and on behalf of Corel by its President or Chief Financial Officer and in the name and on behalf of Sub by its President or any Vice President, to such effect.

     (b) Performance of Obligations. Corel and Sub shall have performed and complied with, each in all material respects, each agreement, covenant and obligation required by this Agreement to be so performed or complied with by Corel or Sub at or prior to the Closing, and Corel and Sub shall each have delivered to Micrografx a certificate, dated the Closing Date and executed in the name and on behalf of Corel by its President or its Chief Financial Officer and in the name and on behalf of Sub by its President or any Vice President, to such effect.

     (c) All Actions. Corel and Sub shall have adopted all necessary resolutions, and all necessary corporate actions shall have been taken by Corel and Sub to permit the Merger.

     (d) Appointment of Directors. Corel shall have duly appointed the Micrografx Director, subject to consummation of the Merger and acceptance of such appointment.

     (e) U.S. Federal Tax Opinion. Unless the Cash Alternative is elected by Corel, Micrografx shall have received an opinion from Micrografx's Counsel, in form and substance reasonably satisfactory to Micrografx, dated the Effective Time, substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing at the Effective Time, the Merger will be treated as a reorganization within the meaning of Section 368(a) of the Code. In rendering its opinion, Micrografx's Counsel may require and rely upon representations and covenants, including those contained in certificates of officers of Micrografx, Corel, Sub and others, reasonably satisfactory in form and substance to it.

     (f) Corel Counsel's Opinion. Micrografx shall have received an opinion from Corel's Counsel, in form and substance reasonably satisfactory to Micrografx, dated the Effective Time.

     (g) Participation Rights Agreement. Unless the Cash Alternative is elected by Corel, prior to the Effective Time Corel shall have entered into the Participation Rights Agreement with a trustee acceptable to Corel and Micrografx (the "Trustee"), and at the Effective Time Corel shall have delivered to the Trustee by wire transfer of immediately available funds an amount equal to the product of (i) the Micrografx Times Revenue Share Price multiplied by (ii) the number of shares of issued and outstanding Micrografx Common Stock and the number of shares of Micrografx Common Stock into which the issued and outstanding Micrografx Preferred Stock is convertible immediately prior to the Effective Time less the number of shares of Micrografx Common Stock held by Dissenting Shareholders (the "Cash Fund") to be held by the Trustee pursuant to and in accordance with the terms of the Participation Rights Agreement.

                                  ARTICLE VIII

                       Termination, Amendment and Waiver

   8.01 Termination. This Agreement may be terminated, and the transactions contemplated hereby may be abandoned, at any time prior to the Effective Time, whether prior to or after Micrografx Shareholders' Approval:

     (a) By mutual written agreement of the parties hereto duly authorized by action taken by or on behalf of their respective Boards of Directors;

     (b) By either Principal Party upon notification to the non-terminating Principal Party by the terminating Principal Party:

       (i) at any time after December 31, 2001, if the Merger shall not have been consummated on or prior to such date and such failure to consummate the Merger is not caused by a breach of this Agreement by the terminating Principal Party;

       (ii) if the Micrografx Shareholders' Approval shall not be obtained by reason of the failure to obtain the requisite vote upon a vote held at a meeting of such shareholders (including at not more than two adjournments or postponements thereof, called therefor);

       (iii) if there has been a material breach of any representation, warranty, covenant or agreement on the part of the non-terminating Principal Party set forth in this Agreement, which breach is not curable or, if curable, has not been cured within 30 days following receipt by the non-terminating Principal Party of written notice of such breach from the terminating Principal Party; or

       (iv) if any Restraint having the effects set forth in Section 7.01(e) shall be in effect and shall have become final and nonappealable; or

     (c) (i) By Micrografx prior to Micrografx Shareholders' Approval, if the Board of Directors of Micrografx determines in good faith, based upon the advice of outside counsel that termination of the Agreement is required for the Board of Directors to comply with its fiduciary duties to shareholders imposed by applicable law by reason of an unsolicited bona fide Alternative Proposal which the Board of Directors of Micrografx has determined is a Superior Proposal (as hereinafter defined), provided that Micrografx shall have complied with the provisions of Section 5.02 and shall notify Corel in writing promptly of its intention to terminate this Agreement or enter into a definitive agreement with respect to such Alternative Proposal, but in no event shall such notice be given less than three business days prior to the public announcement of Micrografx's termination of this Agreement, and Micrografx must provide Corel with a reasonable opportunity to make an equivalent proposal to enable Micrografx to proceed with the Merger; or
  (ii) by Corel if the Board of Directors of Micrografx or any committee shall have withdrawn or modified in a manner adverse to Corel its approval or recommendation or failed to reconfirm its recommendation of this Agreement or the Merger (it being understood that an announcement by Micrografx that states that an Alternative Proposal is under consideration by such Board of Directors shall be deemed such a withdrawal or modification, unless the Board of Directors publicly reaffirms its original recommendation within ten business days after such announcement); and provided further that Micrografx's ability to terminate this Agreement pursuant to clause (i) of this paragraph (c) is conditioned upon the prior payment by Micrografx of any amounts owed by it pursuant to Section 8.02
  (b). For purposes of this Agreement, a "Superior Proposal" is an Alternative Proposal (provided that for the purposes of this Section only, the percentages in the definition of Alternative Proposal shall be deemed to be 50%) received by Micrografx with respect to which the Board of Directors of Micrografx has determined, based upon the advice of Micrografx's financial advisor and taking into account all relevant factors, that the consideration to be received by the shareholders of Micrografx is superior from a financial point of view to the consideration to be received by them in the Merger and the Board of Directors has concluded in good faith and in its reasonable judgment, that such Alternative Proposal is superior and is reasonably likely to be consummated and the Board of Directors has reasonably concluded in good faith that the person or group making such Alternative Proposal will have adequate sources of financing to consummate such Alternative Proposal and that such Acquisition Proposal is more favorable and provides greater value to Micrografx's shareholders than the Merger.

   8.02 Effect of Termination.

     (a) If this Agreement is validly terminated by either Micrografx or Corel pursuant to Section 8.01, written notice thereof shall forthwith be given to the other party or parties specifying the provision hereof pursuant to which such termination is made, and this Agreement will forthwith become null and void and there will be no liability or obligation under this Agreement on the part of either Micrografx or Corel (or any of their respective Representatives or affiliates), except (i) that the provisions of the Confidentiality Agreement and Sections 6.11 and 6.12 and this Section 8.02 will continue to apply following any such termination,
  (ii) that nothing contained herein shall relieve any party hereto from liability for willful breach of its representations, warranties, covenants or agreements contained in this Agreement, and (iii) as provided in paragraph (b) below.

     (b) In the event that any person or group shall have made an Alternative Proposal with respect to Micrografx and thereafter this Agreement is terminated by Micrografx pursuant to Section 8.01(c)(i), then Micrografx shall pay the Specified Amount (as defined below) to Corel. In the event that Corel shall terminate this Agreement pursuant to 8.01(c)(ii), then Micrografx shall pay the Specified Amount and Corel's Expenses (as defined below) to Corel. In the event that any person or group shall have made an Alternative Proposal with respect to Micrografx and the Micrografx Shareholders' Approval shall not be obtained, and thereafter either Principal Party shall terminate this Agreement pursuant to Section 8.01
  (b)(ii) and a definitive agreement with respect to such Alternative Proposal or any other Alternative Proposal is entered into by Micrografx within twelve months of the date of such termination with any person that made the original Alternative Proposal or within nine months of the date of such termination with any other person, then Micrografx shall pay to Corel the Specified Amount and all accounting, legal, investment and other out-of-pocket expenses incurred by Corel with respect to the transaction contemplated by this Agreement ("Corel's Expenses"). In the event that any person or group shall have made an Alternative Proposal with respect to Micrografx, and thereafter Corel shall terminate this Agreement pursuant to 8.01(b)(iii) or 8.01(b)(iv) (and provided Micrografx has directly or indirectly participated in the issue of the Restraint in respect of which the right of termination has been exercised pursuant to Section 8.01(b)(iv)) and a definitive agreement with respect to such Alternative Proposal or any other Alternative Proposal is entered into by Micrografx within twelve months of the date of such termination with any person that made the original Alternative Proposal or within nine months of the date of such termination with any other person, then Micrografx shall pay the Specified Amount and Corel's Expenses to Corel. If any person or group shall have made an Alternative Proposal with respect to Micrografx and thereafter this Agreement is terminated pursuant to Sections 8.01(b)(i) and a definitive agreement with respect to such Alternative Proposal or any other Alternative Proposal is executed by Micrografx within twelve months after such termination with any person that made the original Alternative Proposal or within nine months of the date of such termination with any other person, then Micrografx shall pay to Corel the Specified Amount and Corel's Expenses. The Specified Amount shall be paid by wire transfer of same day funds, either on the date contemplated in Section 8.01 (c) if applicable, or otherwise within two business days after such amount becomes due. "Specified Amount" means a termination fee equal to 3.5% of Micrografx Annual Revenues. If Micrografx Shareholders' Approval is not received and no Specified Amount is payable, Micrografx will pay to Corel, Corel's Expenses. In the event that Corel exercises its option to acquire and acquires, 80% of the stock of the Image2Web, Inc. as described in Section 6.17, Micrografx shall not be required to pay the Specified Amount in any of the circumstances described in this Section 8.02(b).

     (c) Micrografx acknowledges that the agreements contained in Section 8.02(b) are an integral part of the transactions contemplated by this Agreement and that, without these agreements Corel would not enter into this Agreement; accordingly, if Micrografx fails promptly to pay the amount due pursuant to such paragraph, and in order to obtain such payment, Corel commences a suit which results in a judgment against Micrografx for such amount, Micrografx shall pay to Corel, all costs and expenses (including attorneys' fees and expenses) incurred by Corel or any of its Subsidiaries in connection with such suit, together with interest on the amount of the fee at a rate equal to the prime rate publicly announced from time to time by Citibank, N.A. and in effect on the date such payment was required to be made.

   8.03 Amendment. This Agreement may be amended, supplemented or modified by action taken by or on behalf of the respective Boards of Directors of the parties hereto at any time prior to the Effective Time, whether prior to or after the Micrografx Shareholders' Approval shall have been obtained, but after such adoption and approval only to the extent permitted by applicable law. No such amendment, supplement or modification shall be effective unless set forth in a written instrument duly executed by or on behalf of each party hereto.

   8.04 Waiver. At any time prior to the Effective Time any party hereto, by action taken by or on behalf of its Board of Directors, may to the extent permitted by applicable law (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties or compliance with the covenants and agreements of the other parties hereto contained herein or in any document delivered pursuant hereto or (iii) waive compliance with any of the covenants, agreements or conditions of the other parties hereto contained herein. No such extension or waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party extending the time of performance or waiving any such inaccuracy or non-compliance. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion.

                                   ARTICLE IX

                               General Provisions

   9.01 Non-Survival of Representations, Warranties, Covenants and
Agreements. The representations, warranties, covenants and agreements contained in this Agreement or in any instrument delivered pursuant to this Agreement shall not survive the Merger but shall terminate at the Effective Time, except for the agreements contained in Article I and Article II, in Sections 6.06, 6.08, 6.09, 6.10, 6.11 and 6.12 and this Article IX and the agreements of the "affiliates" of Micrografx delivered pursuant to Section 6.04, which shall survive the Effective Time.

   9.02 Notices. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given (a) on the date of delivery if delivered personally, including by courier service, (b) upon receipt if delivered by registered or certified mail, return receipt requested, postage prepaid, or (c) upon receipt if sent by facsimile transmission, provided that any notice received by telecopy or otherwise at the addressee's location on any business day after 5:00 p.m. (addressee's local time) shall be deemed to have been received at 9:00 a.m. (addressee's local time) on the next business day. Any party to this Agreement may notify any other party of any changes to the address or any of the other details specified in this paragraph, provided that such notification shall only be effective on the date specified in such notice or five (5) business days after the notice is given, whichever is later. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of the notice as of the date of such rejection, refusal or inability to deliver. All notices hereunder shall be delivered or faxed, as the case may be, to the addresses and/or facsimile numbers set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

     If to Corel or Sub, to:

     Corel Corporation
     1600 Carling Avenue

     Ottawa, Ontario
     K1Z 8R7

     Facsimile No.: 613-728-9790

     Attn: Chief Executive Officer

     with a copy to:

     McCarthy Tetrault LLP
     The Chambers
     Suite 1400, 40 Elgin Street
     Ottawa, Ontario
     K1P 5K6

     Facsimile No.: (613) 563-9386

     Attn: Robert D. Chapman

     If to Micrografx, to:

     Micrografx, Inc.
     8144 Walnut Hill Lane
     Suite 1050
     Dallas, Texas 75231

     Facsimile No.: 469-232-1197

     Attn: Chief Executive Officer

     with a copy to:

     Locke Liddell & Sapp LLP
     2200 Ross Avenue, Suite 2200
     Dallas, Texas 75201

     Facsimile No.: 214-740-8800

     Attention: John B. McKnight

   9.03 Entire Agreement; Incorporation of Exhibits.

     (a) This Agreement supersedes all prior discussions, representations, warranties and agreements, both written and oral, among the parties hereto with respect to the subject matter hereof, other than the Confidentiality Agreement, which shall survive the execution and delivery of this Agreement in accordance with its terms, and contains, together with the Confidentiality Agreement, the sole and entire agreement among the parties hereto with respect to the subject matter hereof. No prior drafts of this Agreement and no words or phrases from any such prior drafts shall be admissible into evidence in any action, suit or other proceeding involving this Agreement.

     (b) The Micrografx Disclosure Letter, the Corel Disclosure Letter and any Schedule or Exhibit attached to this Agreement and referred to herein are hereby incorporated herein and made a part hereof for all purposes as if fully set forth herein.

   9.04 Public Announcements. Except as otherwise required by law or the rules of any applicable securities exchange or national market system, so long as this Agreement is in effect, Corel and Micrografx will not, and will not permit any of their respective Subsidiaries or Representatives to, issue or cause the publication of any press release or make any other public announcement with respect to the transactions contemplated by this Agreement without the consent of the other party, which consent shall not be unreasonably withheld, delayed or conditioned. Corel and Micrografx will cooperate with each other in the development and distribution of all press releases and other public announcements with respect to this Agreement and the transactions contemplated hereby, and will furnish the other with drafts of any such releases and announcements as far in advance as practicable.

   9.05 No Third Party Beneficiaries. Except as provided in Section 6.08, the terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and except as otherwise expressly provided for herein, it is not the intention of the parties to confer third-party beneficiary rights upon any other person.

   9.06 No Assignment; Binding Effect. Neither this Agreement nor any right, interest or obligation hereunder may be assigned by any party hereto, in whole or in part (whether by operation of law or otherwise), without the prior written consent of the other parties hereto and any attempt to do so will be void, except that Sub may assign any or all of its rights, interests and obligations hereunder to another direct or indirect wholly-owned Subsidiary of Corel, provided that any such Subsidiary agrees in writing to be bound by and liable for all of the terms, conditions and provisions contained herein that would otherwise be applicable to Sub. Subject to the preceding sentence, this Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors and personal or legal representatives, executors, administrators, heirs, distributees, devisees, legatees and permitted assigns.

   9.07 Headings. The table of contents, glossary of defined terms and the descriptive headings used in this Agreement have been inserted for convenience of reference only and do not define, modify or limit the provisions hereof or in any way affect the meaning or interpretation of this Agreement.

   9.08 Interpretation. When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The words "hereof," "herein" and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meaning contained herein when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement or instrument defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement or instrument as from time to time amended, modified or supplemented and attachments thereto and instruments incorporated therein. References to a person are also to its permitted successors and assigns. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local or foreign statute or law shall be deemed to also to refer to any amendments thereto and all rules and regulations promulgated thereunder, unless the context requires otherwise.

   9.09 Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, public policy or order, and if the rights or obligations of any party hereto under this Agreement, and the economic or legal substance of the transactions contemplated hereby, will not be materially and adversely affected thereby, (i) such provision will be fully severable, (ii) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, and (iii) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

   9.10 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to a contract executed and fully performed in such jurisdiction, without giving effect to the conflicts of laws principles thereof.

   9.11 Enforcement of Agreement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specified terms or was otherwise breached and that money damages would not be an adequate remedy for any breach of this Agreement. It is accordingly agreed that in any proceeding seeking specific performance each of the parties will waive the defense of adequacy of a remedy at law. Each of the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

   9.12 Jurisdiction. Each of the parties hereto irrevocably agrees that any action, suit, claim or other legal proceeding with respect to this Agreement or in respect of the transactions contemplated hereby or for recognition and enforcement of any judgment in respect hereof brought by any other party hereto or its successors or assigns shall be brought and determined in any federal court located in the County of New Castle in the State of Delaware or the courts of the State of Delaware located in the County of New Castle (or any appeals courts thereof). The foregoing Delaware courts are hereinafter referred to as the "Delaware Courts". Each of the parties hereto irrevocably submits with regard to any such proceeding for itself and in respect to its property, generally and unconditionally, to the exclusive jurisdiction of the aforesaid courts. Each of the parties hereto irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to serve process in accordance with Section 9.13 hereof, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment before judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) to the fullest extent permitted by applicable law, that (i) the proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such court. Notwithstanding the foregoing, each of the parties hereto agrees that each of the other parties shall have the right to bring any action or proceeding for enforcement of a judgment entered by the Delaware Courts in any other court or jurisdiction.

   9.13. Service of Process.

     (a) The parties agree that the delivery of process or other papers in connection with any such action or proceeding in the manner provided in
  Section 9.02, or in such other manner as may be permitted by law, shall be valid and sufficient service thereof.

     (b) Each of Micrografx, Corel and Sub hereby designates the Wilmington, Delaware offices of CT Corporation as its respective agent for service of process in the State of Delaware, respectively, solely with respect to any dispute or controversy arising out of this Agreement or any of the transactions contemplated hereby and service upon Corel or Sub for such purposes shall be deemed to be effective upon service of CT Corporation, as aforesaid or of its successor designated in accordance with the following sentence. A party may designate another corporate agent or law firm reasonably acceptable to each of the other parties and located in the County of New Castle in the State of Delaware, as successor agent for service of process upon 30 days' prior written notice to each other party.

   9.14 Waiver of Trial by Jury. Each of the parties hereto acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues, and therefore each such party hereby irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any right such party may have to a trial by jury in respect of any action, suit, claim or other proceeding directly or indirectly arising out of or relating to this Agreement or the transactions contemplated by this Agreement. Each party certifies and acknowledges that (i) no representative of such party has been authorized by such party to represent or, to the knowledge or such party, has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver, (ii) each such party understands and has considered the implications of this waiver, (iii) each such party makes this waiver voluntarily and (iv) each such party has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this
Section 9.14.

   9.15 Remedies Cumulative. Except as otherwise herein provided, the rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by applicable law, either at law or in equity.

   9.16 Obligation of Corel and Micrografx. Whenever this Agreement requires Sub or another Subsidiary of Corel to take any action, such requirement shall be deemed to include an undertaking on the part of Corel to cause Sub or such Subsidiary to take such action and a guarantee of the performance thereof. Whenever this Agreement requires a Subsidiary of Micrografx to take any action, such requirement shall be deemed to include an undertaking on the part of Micrografx to cause such Subsidiary to take such action and a guarantee of the performance thereof.

   9.17 Limitations on Warranties.

     (a) Except for the representations and warranties contained in Article III of this Agreement, Micrografx makes no other express or implied representation or warranty to Corel or Sub. Each of Corel and Sub acknowledge that, in entering into this Agreement, it has not relied on any representations or warranties of Micrografx or any other Person other than the representations and warranties of Micrografx set forth in Article III of this Agreement.

     (b) Except for the representations and warranties contained in Article IV of this Agreement, Corel and Sub make no other express or implied representation or warranty to Micrografx. Micrografx acknowledges that, in entering into this Agreement, it has not relied on any representations or warranties of Corel and Sub or any other Person other than the representations and warranties of Corel and Sub set forth in Article IV of this Agreement.

   9.18 Certain Definitions. As used in this Agreement:

     (a) except as provided in Section 6.04, the term "affiliate," as applied to any person, shall mean any other person directly or indirectly controlling, controlled by, or under common control with, that person; for purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by", "under common control with"), as applied to any person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that person, whether through the ownership of voting securities, by contract or otherwise;

     (b) a person will be deemed to "beneficially" own securities if such person would be the beneficial owner of such securities under Rule 13d-3 under the Exchange Act, including securities which such person has the right to acquire (whether such right is exercisable immediately or only after the passage of time);

     (c) the term "business day" means any day on which commercial banks are open for business in New York, New York and Toronto, Ontario other than a Saturday, a Sunday or a day observed as a holiday in Toronto, Ontario under the laws of the Province of Ontario or the federal laws of Canada or in New York, New York under the laws of the State of New York or the federal laws of the United States of America.

     (d) the term "knowledge" or any similar formulation of "knowledge" shall mean, with respect to Micrografx, the actual knowledge of Micrografx's executive officers, and with respect to Corel, the actual knowledge of Corel's executive officers;

     (e) any reference to any event, change or effect being "material" or "materially adverse" or having a "material adverse effect" on or with respect to an entity (together with its subsidiaries taken as a whole) means such event, change or effect is material or materially adverse, as the case may be, to the business, financial condition or results of operations, properties, liabilities, prospects of such entity (together with its subsidiaries taken as a whole) or the ability of the parties hereto to consummate the Merger and excluding any changes or effects caused by changes in general economic conditions or changes generally affecting the industry in which Micrografx operates;

     (f) the term "person" shall include individuals, corporations, partnerships, trusts, limited liability companies, associations, unincorporated organizations, joint ventures, other entities, groups (which term shall include a "group" as such term is defined in Section 13(d)(3) of the Exchange Act), labor unions or Regulatory or Governmental Authorities;

     (g) the "Representatives" of any entity means such entity's directors, officers, employees, legal, investment banking and financial advisors, accountants and any other agents and representatives;

     (h) the term "Significant Subsidiary" shall have the meaning ascribed thereto by Rule 1-02(w) of Regulation S-X of the Securities Act of 1933; and

     (i) the term "Subsidiary" means, with respect to any party, any corporation or other organization, whether incorporated or unincorporated,
  (i) of which such party or any other Subsidiary of such party is a general partner, (ii) securities or other interests of which having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization, or the means to otherwise control such corporation, organization or other person are directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries or (iii) of which more than 50% of the equity interests in such corporation or other organization is, directly or indirectly through Subsidiaries or otherwise, beneficially owned by such party.

   9.19 Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

   9.20 Disclosure Letters. Each of the Micrografx Disclosure Letter and the Corel Disclosure Letter shall be construed with and as an integral part of this Agreement to the same extent as if the same had been set forth verbatim herein. No disclosure in either the Micrografx Disclosure Letter or the Corel Disclosure Letter shall be deemed to be an admission or representation as to the materiality of the item so disclosed.

   9.21 Execution. This Agreement may be executed by facsimile signatures by any party and such signature shall be deemed binding for all purposes hereof, without delivery of an original signature being thereafter required.

   9.22 Personal Liability. Neither this Agreement nor any other document delivered in connection with this Agreement (other than an Affiliate Agreement or Proxy and Voting Agreement dated as of the date hereof, delivered by any officer or director of Micrografx) shall create or be deemed to create or permit any personal liability or obligation on the part of any officer or director of any party hereto.

   9.23 Currency. Unless otherwise specified, all references in this Agreement to "dollars" or "$" shall mean United States dollars.

   9.24 Date for Any Action. In the event that any date on which any action is required to be taken hereunder by any of the parties hereto is not a business day, such action shall be required to be taken on the next succeeding day which is a business day.

   IN WITNESS WHEREOF, each party hereto has caused this Agreement to be signed by its officers thereunto duly authorized and its corporate seal to be affixed as of the date first above written.

                                          Corel Corporation

                                                   /s/ Derek J. Burney
                                          By: _________________________________
                                             Name: Derek J. Burney
                                             Title: President and Chief
                                              Executive Officer

                                                     /s/ John Blaine
                                          By: _________________________________
                                             Name: John Blaine
                                             Title: Executive Vice President,
                                                  Finance and Chief Financial
                                                  Officer

                                          Calgary I Acquisition Corp.

                                                   /s/ Derek J. Burney
                                          By: _________________________________
                                             Name: Derek J. Burney
                                             Title: President and Chief
                                              Executive Officer

                                                     /s/ John Blaine
                                          By: _________________________________
                                             Name: John Blaine
                                             Title: Chief Financial Officer

                                          Micrografx, Inc.

                                                    /s/ James Hopkins
                                          By: _________________________________
                                             Name: James Hopkins
                                             Title: Chairman and Chief
                                              Executive Officer

                                   EXHIBIT A

                           PROXY AND VOTING AGREEMENT

   PROXY AND VOTING AGREEMENT, dated as of July   , 2001 (this "Agreement"),
among Corel Corporation, a Canadian corporation ("Corel"), Calgary I Acquisition Corp., a Delaware corporation ("Sub"), Micrografx, Inc., a Texas corporation ("Micrografx"), and the individual shareholders of Micrografx listed on Schedule A hereto (collectively, the "Principals"). As used in this Agreement, the term "Principal" means, with respect to each person listed on Schedule A hereto, such person.

   Corel, Sub and Micrografx are parties to a Merger Agreement dated July   ,
2001 (the "Merger Agreement"; capitalized terms not defined herein shall have the meanings ascribed to them in the Merger Agreement), pursuant to which Micrografx would be merged with and into Sub.

   WHEREAS, each Principal is the record holder and/or beneficial owner (as defined in rule 13d-3 under the Securities and Exchange Act of 1934, as amended (the "Exchange Act")) of such number of shares of Micrografx's outstanding Common Stock or Micrografx's outstanding Series A Preferred Stock ("Micrografx Stock") and securities convertible into Micrografx Stock as indicated on Schedule A, which Schedule A sets forth the nature of such ownership.

   WHEREAS, Micrografx and Sub are entering into the Merger Agreement in reliance upon the execution and delivery of this Agreement by the Principals;

   NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

   Section 1. Representations and Warranties. Each Principal represents and warrants to Corel and Sub that:

     (a) Each Principal owns, beneficially and/or of record, as of the date hereof, the number of shares of Micrografx Stock or securities convertible into Micrografx Stock set forth next to his name in Schedule A hereto (collectively, the "Shares"), subject to no rights of others and free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on the Principal's voting rights, charges and other encumbrances of any nature whatsoever other than those imposed by federal and state securities laws. On the date hereof, the Shares constitute all of the shares of Micrografx Stock or securities convertible into Micrografx Stock owned, beneficially and/or of record, by each such Principal, other than shares of Micrografx Stock of which Principal currently disclaims beneficial ownership in accordance with applicable law. Principal's right to vote or dispose of the Shares owned, beneficially and/or of record, by such Principal is not subject to any voting trust, voting agreement, voting arrangement or proxy and such Principal has not entered into any contract, option or other arrangement or undertaking with respect thereto.

     (b) Each Principal has the legal capacity to execute, deliver and perform this Agreement and the Proxy (as defined in Section 2(c) below). This Agreement constitutes a valid and binding obligation of each Principal enforceable against such Principal in accordance with its terms. If such Principal is an individual married and the Shares constitute community property under applicable law, this Agreement has been duly authorized, executed and delivered by, and constitutes the valid and binding agreement of, the Principal's spouse enforceable against such spouse in accordance with its terms. If such Principal is a person other than an individual, such Principal has full power and authority to make, enter into and carry out the terms of this Agreement and Proxy.

     (c) The execution, delivery and performance by each Principal of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) result in any breach or violation of or be in conflict with or constitute a default under the terms of any law, order, regulation or agreement or arrangement to which he is a party or by which he is bound,
  (ii) require any filing with or authorization by any governmental entity, or (iii) require any consent or other action by any person under, constitute a default under, or give rise to any right of termination, cancellation or acceleration or to a loss of any benefit to which he is entitled under any provision of any agreement or other instrument binding on him.

     (d) Each Principal does not beneficially own any Shares of Corel Common Stock.

   Section 2. Voting Agreement. (a) Until the Expiration Date (as defined in
Section 2(c) below), no Principal will assign, sell, pledge, hypothecate or otherwise transfer or dispose of any of the shares of Micrografx Stock owned of record and/or beneficially owned by such Principal, or any other securities of Micrografx with respect to which he otherwise has the right to vote, or any interest therein, deposit any of such shares or securities into a voting trust or enter into a voting agreement or arrangement or grant any proxy with respect thereto (except as contemplated by this Agreement and the Proxy) or enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect transfer or disposition of any of the shares of Micrografx Stock. In the case of any transfer by operation of law, this Agreement shall be binding upon the transferee.

     (b) Each Principal will, with respect to those shares of Micrografx Stock or other securities of Micrografx that such Principal either owns for voting at the Micrografx Shareholders Meeting to be held for the purpose of voting on the adoption of the Merger Agreement or for granting any written consent in connection with the solicitation of written consents in lieu of such a meeting or with respect to which such Principal otherwise controls the vote, vote or cause to be voted such shares (or execute written consents with respect to such shares) (i) to approve the Merger Agreement and the transactions contemplated thereby, (ii) against any Alternative Proposal and (iii) in favor of any other matter necessary for the consummation of the transactions contemplated by the Merger Agreement.

     (c) Each Principal acknowledges that concurrently with the execution of this Agreement, such Principal has executed and delivered to Corel an Irrevocable Proxy, pursuant to Section 2.29 of the Texas Business Corporation Act, coupled with an interest, the form of which is attached hereto as Exhibit A (the "Proxy"), so as to vote such shares set forth therein in accordance with this Section 2 and each Principal hereby grants to Corel such irrevocable proxy. The terms of this proxy shall expire upon approval by the requisite vote of Micrografx's Shareholders at the Micrografx Shareholders Meeting or at any adjournment thereof of the adoption of the Merger Agreement or upon the earlier termination of the Merger Agreement in accordance with the provisions thereof (the "Expiration Date").

     (d) The Principals, Corel and Micrografx shall use commercially reasonable efforts to cause the agreements in this Section 2 to be appropriately disclosed in filings with the SEC, including the Registration Statement referred to in the Merger Agreement.

     (e) Principal agrees that any shares of Micrografx Stock that Principal purchases or with respect to which Principal otherwise acquires beneficial ownership (as such term is defined in Rule 13d-3 under the Exchange Act) after the execution of this Agreement and prior to the Expiration Date shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Micrografx Stock.

   Section 3. No Solicitation. Prior to the Closing Date, no Principal shall, and each Principal shall use best efforts to cause such Principal's affiliates and Representatives not to, (i) initiate, solicit or encourage, directly or indirectly, any inquiries or the making or implementation of any Alternative Proposal, or engage in any negotiations concerning, or provide any confidential information or otherwise facilitate any effort or attempt to make or implement, any Alternative Proposal or (ii) become a member of a "group" (as such term is used in Section 13(d) of the Exchange Act) with respect to any voting securities of Micrografx with respect to an Alternative Proposal. The Principals will promptly notify Corel and Micrografx if any such inquiries, proposals or offers are received by, any such information is requested from, or any such negotiations are sought to be initiated or continued with, such Principal or any of such Persons.

   Section 4. Binding Effect. All covenants, representations, warranties and other stipulations in this Agreement and other documents referred to herein, given by or on behalf of any of the parties hereto, shall bind and inure to the benefit of the respective successors, heirs, personal representatives and assigns of the parties hereto.

   Section 5. Entire Agreement. This Agreement contains the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior arrangements or understandings with respect hereto.

   Section 6. Notices. All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument and shall be deemed to have been duly given when delivered in person, by telecopy, by nationally-recognized overnight courier, or by first class registered or certified mail, postage prepaid, addressed to such party at the address set forth below or such other address as may hereafter be designated in writing by the addressee to the addressor at the address and telecopier numbers set forth in the Merger Agreement, with respect to Corel, Sub and Micrografx, and at the addresses and telecopier numbers set forth in Schedule A for the Principals. All such notices, requests, consents and other communications shall be deemed to have been delivered when received.

   Section 7. Modifications; Amendments; Waivers. The terms and provisions of this Agreement may not be modified or amended, nor any provision hereof waived, except pursuant to a writing signed by the parties hereto (including their assigns). No waiver by any party of any term of this Agreement in any one or more instances shall be deemed or construed as a waiver of such term on any future occasion.

   Section 8. Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

   Section 9. Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

   Section 10. Severability. It is the desire and intent of the parties that the provisions of this Agreement be enforced to the fullest extent permissible under the law and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any provision of this Agreement would be held in any jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

   Section 11. Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of Delaware, without giving effect to principles governing conflicts of laws.

   Section 12. Specific Performance: Remedies. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity. Except as otherwise expressly provided for herein, no remedy conferred by any of the specific provisions of this Agreement is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise. The election of any one or more remedies by any party hereto shall not constitute a waiver by any such party of the right to pursue any other available remedies, including specific performance and injunctive relief.

   Section 13. Consent to Jurisdiction; Service of Process. Each of the parties hereto hereby irrevocably submits to the exclusive jurisdiction of the courts of the State of Delaware and to the jurisdiction of the United States District Court for the District of Delaware or any court of the State of Delaware located in the County of New Castle, for the purpose of any action or proceeding arising out of or relating to this Agreement and each of the parties hereto hereby irrevocably agrees that all claims in respect to such action or proceeding shall be heard and determined exclusively in any Delaware state or federal court. Each of the parties hereto agrees that a final judgment in any action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each of the parties hereto irrevocably consents to the service of the summons and complaint and any other process in any other action or proceeding relating to the transactions contemplated by this Agreement, on behalf of itself or its property, by personal delivery of copies of such process to such party. Nothing in this Section 13 shall affect the right of any party to serve legal process in any other manner permitted by law.

   Section 14. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF THE PARTIES HERETO IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT THEREOF.

   Section 15. Further Assurances. Each party covenants and agrees to execute and deliver any additional documents or take such further actions as may reasonably be requested by another party to effect the purposes of this Agreement.

   Section 16. Termination. This Agreement and the Proxy delivered in connection herewith shall terminate and have no further force or effect as of the Expiration Date.

                      [Signature Page Immediately Follows]

   IN WITNESS WHEREOF, the parties hereto have executed this Proxy and Voting Agreement on the date first written above.

                                          Corel Corporation


                                          By:__________________________________
                                            Name
                                            Title

                                          Calgary I Acquisition Corp.


                                          By:__________________________________
                                            Name:
                                            Title:

                                          Micrografx, Inc.


                                          By:__________________________________
                                            Name:
                                            Title:

                                          Principal:


                                          By:__________________________________
                                            Name:
                                            Title:


                                          By:__________________________________
                                            Name:
                                            Title:


                                          By:__________________________________
                                            Name:
                                            Title:

                                                                      Schedule A

                 Number of        Number of          Amount of
Name of Record   Micrografx  Micrografx Series A    Micrografx     Options/
    Owner       Common Stock   Preferred Stock   Convertible notes Warrants
--------------  ------------ ------------------- ----------------- --------

                                   EXHIBIT A

                               IRREVOCABLE PROXY

   Each of the undersigned shareholders of Micrografx, Inc., a Texas corporation ("Micrografx"), hereby irrevocably (to the fullest extent provided by law, but subject to automatic termination and revocation as provided below) appoints Corel Corporation, a Canadian corporation ("Corel"), or any designee of Corel, the attorney and proxy of the undersigned, with full power of substitution and resubstitution, to the full extent of each of the undersigned's rights with respect to the shares of capital stock of Micrografx owned beneficially or of record by the undersigned, which shares are listed in
Schedule A to the Proxy and Voting Agreement dated as of July   , 2001, among
Corel, Calgary I Acquisition Corp., Micrografx and the individual stockholders listed on Schedule A thereto, as the same may be amended from time to time (the "Proxy and Voting Agreement", capitalized terms not otherwise defined herein being used herein as therein defined), and any and all other shares or securities of Micrografx issued or issuable with respect thereof or otherwise acquired by the undersigned shareholders on or after the date hereof, until the termination date specified in the Proxy and Voting Agreement (the "Shares"). Upon the execution hereof, all prior proxies given by the undersigned with respect to the Shares are hereby revoked and no subsequent proxies will be given as to the matters covered hereby prior to the earlier of the date of termination of the Proxy and Voting Agreement pursuant to Section 16 thereof (the "Termination Date") and the Closing Date of the Merger Agreement (such earlier date being hereinafter referred to as the "Proxy Termination Date"). This proxy is irrevocable (to the fullest extent provided by law, but subject to automatic termination and revocation as provided below), coupled with an interest, and is granted in connection with the Proxy and Voting Agreement, and is granted in consideration of the undersigned shareholders entering into the Merger Agreement referred to therein.

   The attorney and proxy named above will be empowered at any time prior to the Proxy Termination Date to exercise all voting and other rights with respect to the Shares (including, without limitation, the power to execute and deliver written consents with respect to the Shares) of the undersigned at every annual, special or adjourned meeting of shareholders of Micrografx held prior to the Proxy Termination Date and in connection with every solicitation of written consents in lieu of such a meeting prior to the Proxy Termination Date, or otherwise, to the extent that any of the following matters is considered and voted on at any such meeting or in connection with any such consent solicitation: (i) approval of the Merger Agreement, the execution and delivery by Micrografx of the Merger Agreement and the approval of the terms thereof and each of the further actions contemplated by the Merger Agreement, and any actions required in furtherance thereof; (ii) against any action, any failure to act, or agreement that would result in a breach in any respect of any covenant, representation or warranty or any other obligation or agreement of Micrografx or the undersigned under the Merger Agreement or the Proxy and Voting Agreement (before giving effect to any materiality or similar qualifications contained therein); (iii) against any Alternative Proposal and
(iv) in favor of any other matter necessary for the consummation of the transactions contemplated by the Merger Agreement.

   The attorney and proxy named above may only exercise this proxy to vote the Shares subject hereto in accordance with the preceding paragraph, and may not exercise this proxy in respect of any other matter. The undersigned may vote the Shares (or grant one or more proxies to vote the Shares) on all other matters.

   Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned shareholders.

   This proxy is irrevocable and coupled with an interest, but shall automatically terminate and be revoked and be of no further force and effect on and after the Proxy Termination Date.

   This proxy is governed by and construed in accordance with the laws of the State of Delaware.

   Dated: July   , 2001

                                          By:
                                          Name:
                                          Title:
                                          Number of Series A Preferred Stock: _
                                          Number of Common Shares: ____________
                                          Record Holder(s): ___________________
                                          _____________________________________

                                          By:
                                          Name:
                                          Title:
                                          Number of Series A Preferred Stock: _
                                          Number of Common Shares: ____________
                                          Record Holder(s): ___________________
                                          _____________________________________

                                          By:
                                          Name:
                                          Title:
                                          Number of Series A Preferred Stock: _
                                          Number of Common Shares: ____________
                                          Record Holder(s): ___________________
                                          _____________________________________

                                   EXHIBIT B

                        [Participation Rights Agreement]

                                   EXHIBIT C

                          FORM OF AFFILIATE AGREEMENT

[Date]

Ladies and Gentlemen:

   I have been advised that as of the date hereof I may be deemed to be an "affiliate" of Micrografx, Inc., a Texas corporation ("Micrografx"), as that term is defined for purposes of paragraphs (c) and (d) of Rule 145 of the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"). Neither my entering into this agreement, nor anything contained herein, shall be deemed an admission on my part that I am such an "affiliate".

   Pursuant to the terms of the Agreement and Plan of Merger dated as of July 12, 2001 (the "Merger Agreement"), among Corel Corporation, a Canadian corporation ("Corel"), Calgary I Acquisition Corp., a Delaware corporation wholly owned by Corel ("Sub"), and Micrografx; Sub will be merged with and into Micrografx (the "Merger"), and as a result of the Merger, I will be entitled to receive shares of Corel's Common Stock and Contingent Value Rights exercisable for shares of Corel's Common Stock (together, the "Corel Securities"), in exchange for the shares of common stock, par value $.01 per share, and shares of preferred stock, par value $.01 per share, of Micrografx owned by me at the Effective Time (as defined in the Merger Agreement) of the Merger.

   I represent, warrant and covenant to Corel that in such event:

     A. I shall not make any sale, transfer or other disposition of the Corel Securities in violation of the Act or the Rules and Regulations.

     B. I have carefully read this letter and the Merger Agreement and discussed its requirements and other applicable limitations upon my ability to sell, transfer or otherwise dispose of Corel Securities, to the extent I felt necessary, with my counsel or counsel for Micrografx.

     C. I have been advised that the issuance of Corel Securities to me pursuant to the Merger has been registered with the Commission under the Act on a Registration Statement on Form S-4. However, I have also been advised that, since at the time the Merger was submitted for a vote of the stockholders of Micrografx I may have been deemed to have been an affiliate of Micrografx and a distribution by me of Corel Securities has not been registered under the Act, the Corel Securities must be held by me indefinitely unless (i) a distribution of Corel Securities by me has been registered under the Act, (ii) a sale of Corel Securities by me is made in conformity with the volume and other limitations of Rule 145 promulgated by the Commission under the Act,(iii) in the opinion of counsel reasonably acceptable to Corel, some other exemption from registration is available with respect to a proposed sale, transfer or other disposition of the Corel Securities by me, or (iv) pursuant to a "no-action" or interpretive letter from the Staff of the Commission, registration is not required with respect to a proposed sale, transfer or other disposition of Corel Securities.

     D. I understand that Corel is under no obligation to register the sale, transfer or other disposition of Corel Securities by me or on my behalf or to take any other action necessary in order to make compliance with an exemption from registration available.

     E. I also understand that stop transfer instructions will be given to Corel's transfer agents with respect to the Corel Securities and that there will be placed on the certificates for the Corel Securities, or any substitutions therefor, a legend stating in substance:

    "The shares represented by this certificate were issued in a transaction to which Rule 145 promulgated under the Securities Act of 1933, as amended, applies. The shares represented by this certificate may only be transferred in accordance with the terms of an
    agreement dated   ,  , between the registered holder hereof and Corel
    (the "Corporation"), a copy of which agreement is on file at the principal offices of the Corporation."

     F. I also understand that unless the transfer by me of my Corel Securities has been registered under the Act or is a sale made in conformity with the provisions of this Agreement, Corel reserves the right to put the following legend on the certificates issued to my transferee:
  "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, and were acquired from a person who received such shares in a transaction to which Rule 145 promulgated under such Act applies. The shares have been acquired by the holder not with a view to, or for resale in connection with, any distribution thereof within the meaning of such Act and may not be sold, pledged or otherwise transferred except in accordance with an exemption from the registration requirements of such Act."

   It is understood and agreed that the legends set forth in paragraphs E and F above shall be removed by delivery of substitute certificates without such legend if such legend is not required for purposes of the Act or this Agreement. It is understood and agreed that such legends and the stop orders referred to above will be removed if (i) one year shall have elapsed from the date that the undersigned acquired Corel Securities received in the Merger and the provisions of Rule 145(d)(2) are then available to the undersigned, (ii) two years shall have elapsed from the date the undersigned acquired the Corel Securities received in the Merger and the provisions of Rule 145(d)(3) are then applicable to the undersigned, (iii) Corel shall have received either an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to Corel, or a "no action" or "interpretive" letter obtained from the Staff of the Commission, to the effect that the Corel Securities subject thereto may be transferred free of the restrictions imposed by Rule 144 or 145 under the Act or (iv) in the event of a sale of Corel Securities received by the undersigned in the Merger which has been registered under the Act.

   By its acceptance hereof, Corel agrees, for up to two years to the extent necessary to permit the undersigned to sell the Corel Securities pursuant to Rule 145 and, to the extent applicable, Rule 144 under the Act, that it will
(i) file on a timely basis all reports required to be filed by it pursuant to
Section 13 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and (ii) furnish to the undersigned, upon request, a written statement as to whether Corel has complied with such reporting requirements during the twelve
(12) months preceding any proposed sale of Corel Securities by the undersigned under Rule 145 and Rule 144.

                                          Very truly yours,

                                          Accepted this    day of

                                              ,     , by:

                                          By: _________________________________
                                             Name:
                                             Title:

                                      C-2